Exhibit 10.4

Execution Version

SECURITIES PURCHASE AGREEMENT

by and between

GTC Biotherapeutics, Inc.

and

LFB Biotechnologies S.A.S.

June 18, 2009

Exhibit A	Form of Certificate of Designations of Series E-1 10% Convertible Preferred Stock

Exhibit B	Form of Certificate of Designations of Series E-2 10% Convertible Preferred Stock

Exhibit C	Form of Escrow Agreement

-i-

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) dated as of June 18, 2009 is made by and between GTC Biotherapeutics, Inc., a Massachusetts corporation, (the “Company”), and LFB Biotechnologies S.A.S., a société par actions simplifiée established under the laws of France (the “Purchaser”).

RECITALS

A. The Company and the Purchaser have entered into a Loan Agreement dated as of the date hereof (the “Loan Agreement”) pursuant to which (i) the Company has agreed to issue to Purchaser a secured note in the original principal amount of $3,500,000 (the “Secured Note”) and (ii) the Company has agreed to issue to Purchaser a convertible secured note in the original principal amount of $4,512,268 (the “2009 Convertible Note”);

B. In accordance with the terms and conditions of this Agreement and pursuant to exemptions from registration under the Securities Act of 1933 (as amended from time to time, the “Securities Act”), which may include without limitation the exemption afforded by Regulation S promulgated thereunder, the Company has agreed to issue and sell, and the Purchaser has agreed to purchase (i) Series E-1 10% Convertible Preferred Stock with a stated value of $12,000,000, which Series E-1 Preferred Stock shall be convertible in accordance with the terms thereof into shares of Common Stock (as defined below) of the Company, (ii) Series E-2 10% Convertible Preferred Stock with a stated value of $13,500,000, which Series E-2 Preferred Stock shall be convertible in accordance with the terms thereof into shares of Common Stock and (iii) options to purchase Series E-1 Preferred Stock with an aggregate face value of up to $6,000,000 and Series E-2 Preferred Stock with an aggregate face value of up to $6,750,000.

NOW THEREFORE, in consideration of the promises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Purchaser hereby agree as follows:

1.	DEFINITIONS

In addition to the terms defined elsewhere in this Agreement, (a) capitalized terms that are not otherwise defined herein have the meanings given to such terms in the Certificates of Designation (as defined herein) and (b) the following terms have the meanings set forth in this Section 1:

“2008 Convertible Note” means that certain secured convertible note, dated December 22, 2008, in the original principal amount of $15,000,000 issued by the Company to Purchaser.

“2009 Convertible Note” has the meaning set forth in the recitals.

“Business Day” means any day except a Saturday, Sunday, any day which shall be a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Certificates of Designation” means, collectively, (i) the Series E-1 Certificate of Designation and (ii) the Series E-2 Certificate of Designation.

“Closing” means any closing of the purchase and sale of Securities pursuant to the First Closing and any Option Closing, as applicable.

“Closing Date” means the date on which any Closing occurs, including the First Closing Date and any Option Closing Date, as applicable.

“Common Stock” means the common stock, $0.01 par value per share, of the Company, and any other class of securities into which such securities may hereafter be reclassified or changed into.

“Convertible Notes” means, collectively, the 2008 Convertible Note and the 2009 Convertible Note.

“E-1 Option Shares” has the meaning specified in Section 5(a).

“E-2 Option Shares” has the meaning specified in Section 5(a).

“Escrow Agent” means an internationally recognized escrow agent or bank designated by the Purchaser that is reasonably satisfactory to the Company.

“Escrow Agreement” means (i) the escrow agreement in substantially the form attached hereto as Exhibit C (the “Escrow Agreement Form”) by and among the Company, the Purchaser and the Escrow Agent, or (ii) alternatively, if agreed to by both the Company and the Purchaser, a “Garantie a Premiere Demande” (or “On Demand Guarantee”), which provides for substantially the same rights (including, without limitation, the Company’s right to standard interest on the escrowed amounts) among the Company and Purchaser as the Escrow Agreement Form; in either case to be entered into on or prior to the First Closing Date.

“Firm E-1 Shares” has the meaning specified in Section 4(a).

“Firm E-2 Shares” has the meaning specified in Section 4(a).

“First Closing” means the Closing of the purchase and sale of Series E-1 Preferred Stock and Series E-2 Preferred Stock pursuant to Section 4, hereof, subject to the satisfaction or waiver of the conditions to the First Closing specified herein.

“First Closing Date” means the date on which the First Closing occurs, which shall be no later than the third Business Day after the Shareholder Approval Date.

“Loan Agreement” has the meaning set forth in the recitals.

“Material Adverse Effect” has the meaning specified in Section 4(c).

“Mortgage” means the Mortgage, Security Agreement and Fixture Filing dated December 22, 2008, as amended by that certain Amendment to Mortgage, Security Agreement and Fixture Filing dated the date hereof.

“Option Closing” means any Closing of the purchase and sale of Series E-1 Preferred Stock for an aggregate purchase price of up to the Series E-1 Purchase Option Amount and/or Series E-2 Preferred Stock for an aggregate purchase Price up to the Series E-2 Purchase Option Amount pursuant to Section 5 hereof, subject to the satisfaction or waiver of the conditions to such Option Closing specified herein.

“Option Closing Date” means the date on which an Option Closing occurs.

“Option Exercise Date” has the meaning specified in Section 5(a).

“Option Exercise Notice” has the meaning specified in Section 5(a).

“Option Period” has the meaning specified in Section 5(a).

“Option Purchase Amount” has the meaning specified in Section 5(b).

“Options” means, collectively, the Series E-1 Purchase Option and the Series E-2 Purchase Option.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Preferred Stock” means, collectively, the Series E-1 Preferred Stock and the Series E-2 Preferred Stock.

“Preferred Transaction Documents” means, collectively, this Agreement, the Certificates of Designations and the Escrow Agreement.

“Secured Note” has the meaning set forth in the recitals.

“Securities” means the 2009 Convertible Note, the Preferred Stock and the Underlying Shares.

“Security Agreement” means the Amended and Restated Security Agreement, dated the date hereof, by and between the Purchaser and the Company.

“Series E-1 Certificate of Designation” means the Articles of Amendment to the Company’s Restated Articles of Organization filed by the Company with the Secretary of the Commonwealth of Massachusetts on or before the First Closing, in the form of Exhibit A attached hereto.

“Series E-1 Conversion Price” has the meaning specified in the Series E-1 Certificate of Designation.

“Series E-1 Per Share Purchase Price” equals $1,000 subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock that occur after the date of this Agreement.

“Series E-1 Preferred Stock” means shares of the Company’s Series E-1 10% Convertible Preferred Stock issued hereunder having the rights, preferences and privileges set forth in the Series E-1 Certificate of Designation.

“Series E-1 Purchase Amount” has the meaning specified in Section 4(a).

“Series E-1 Purchase Option” has the meaning specified in Section 5(a).

“Series E-1 Purchase Option Amount” means 50% of the Series E-1 Purchase Amount.

“Series E-2 Certificate of Designation” means the Articles of Amendment to the Company’s Restated Articles of Organization to be filed by the Company with the Secretary of the Commonwealth of Massachusetts on or before the First Closing, in the form of Exhibit B attached hereto.

“Series E-2 Conversion Price” shall be the lesser of (i) the Series E-1 Conversion Price or (ii) the VWAP of the Common Stock on the Shareholder Approval Date.

“Series E-2 Per Share Purchase Price” means the Series E-1 Per Share Purchase Price.

“Series E-2 Preferred Stock” means shares of the Company’s Series E-2 10% Convertible Preferred Stock issued hereunder having the rights, preferences and privileges set forth in the Series E-2 Certificate of Designation.

“Series E-2 Purchase Amount” has the meaning specified in Section 4(a).

“Series E-2 Purchase Option” has the meaning specified in Section 5(a).

“Series E-2 Purchase Option Amount” means 50% of the Series E-2 Purchase Amount.

“Shareholder Approval Date” means the date on which Shareholder Approval is obtained as provided in Section 3.

“Trading Day” means a day on which the Common Stock is traded on a Trading Market.

“Trading Market” means the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the OTC Bulletin Board, the US Alternext LLC, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market or the New York Stock Exchange.

“Transaction Documents” means the Preferred Transaction Documents, the Loan Agreement, the Secured Note, the 2009 Convertible Note, the Security Agreement and the Mortgage.

“Underlying Shares” means the shares of Common Stock issued and issuable upon conversion of the Preferred Stock in accordance with the terms of the Certificates of Designation.

“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market other than the OTC Bulletin Board, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on such Trading Market on which the Common Stock is then listed or quoted for trading as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)); (b) if the Common Stock is then listed on the OTC Bulletin Board, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the OTC Bulletin Board; (c) if the Common Stock is not then quoted for trading on the OTC Bulletin Board and if prices for the Common Stock are then reported in the “Pink Sheets” published by Pink Sheets, LLC (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported; or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Purchaser and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

2.	PURCHASE AND SALE

At the First Closing, the Company shall issue and sell to the Purchaser, and the Purchaser shall purchase from the Company, upon the terms and subject to the conditions set forth herein, the Firm E-1 Shares and the Firm E-2 Shares. At any Option Closing, the Company shall issue and sell to the Purchaser, and the Purchaser shall purchase from the Company, upon the terms and subject to the conditions set forth herein, the E-1 Option Shares and the E-2 Option Shares.

3.	SHAREHOLDER APPROVAL

As soon as practicable following the execution of this Agreement, but in any event within 10 calendar days thereof, the Company shall cause to be prepared and filed with the Securities and Exchange Commission (the “SEC”) a preliminary proxy statement or consent solicitation statement (the “Preliminary Proxy Statement”) to obtain approval of the Company’s shareholders of the issuance of the Underlying Shares issuable upon conversion of the Preferred Stock issuable pursuant to this Agreement (the “Shareholder Approval”).

Upon approval by the SEC of such preliminary proxy or consent solicitation statement or, if the SEC has not reviewed such, at the expiration of 10 calendar days from the filing of the preliminary proxy statement or consent solicitation statement, the Company shall file a definitive proxy statement or consent solicitation statement and call and hold a shareholder meeting within 30 calendar days of the filing of such definitive proxy statement to obtain the Shareholder Approval.

If the Shareholder Approval is not received on or before (a) August 15, 2009, if the SEC does not review the Preliminary Proxy Statement or (b) 45 calendar days after the filing of the definitive proxy statement, if the SEC reviews the Preliminary Proxy Statement (whichever date is applicable being the “Shareholder Approval Deadline”), then the obligation of the Purchaser to purchase the Series E-1 Preferred Stock and Series E-2 Preferred Stock shall terminate.

Purchaser agrees to vote all shares of Common Stock and shares of the Company’s Series D Preferred Stock that it holds and is entitled to vote in favor of the Shareholder Approval.

4.	FIRST CLOSING

(a) First Closing Date. If the Company receives the Shareholder Approval on or before the Shareholder Approval Deadline:

(i) the Company agrees to sell, and the Purchaser agrees to purchase for $12,000,000 (the “Series E-1 Purchase Amount”), a number of whole shares (with fractional shares rounded downward) of Series E-1 Preferred Stock (the “Firm E-1 Shares”) equal to the quotient obtained by dividing the Series E-1 Purchase Amount by the Series E-1 Per Share Purchase Price. The Series E-1 Purchase Amount shall be paid by (a) the automatic conversion of the 2009 Convertible Note pursuant to Section 2 thereof, with the outstanding principal balance of the 2009 Convertible Note on the Shareholder Approval Date (the “Convertible Note Balance”) being credited to the Series E-1 Purchase Amount and (b) cash equal to the Series E-1 Purchase Amount minus the Convertible Note Balance (the “New Cash”). The Purchaser shall deliver wire transfers of immediately available funds equal to the New Cash, of which (1) an amount equal to 50% of the Series E-1 Purchase Amount (the “E-1 Escrow Amount”) shall be delivered to the Escrow Agent and (2) an amount equal to the New Cash minus the E-1 Escrow Amount (the “E-1 Net Cash”) shall be delivered to the Company (or as otherwise instructed in writing by the Company).

(ii) the Company agrees to sell, and the Purchaser agrees to purchase for $13,500,000 (the “Series E-2 Purchase Amount”), a number of whole shares (with fractional shares rounded downward) of Series E-2 Preferred Stock (the “Firm E-2 Shares”) equal to the quotient obtained by dividing the Series E-2 Purchase Amount by the Series E-2 Per Share Purchase Price. The Purchaser shall deliver wire transfers of immediately available funds equal to the Series E-2 Purchase Amount, 50% of which shall be delivered to the Escrow Agent, and 50% of which shall be delivered to the Company (or as otherwise instructed in writing by the Company).

(iii) The First Closing shall be subject to the satisfaction or waiver of the closing conditions contained herein and shall occur at the offices of Purchaser’s counsel or such other location as the parties shall mutually agree

(b) Conditions to the Company’s Obligation. The Company’s obligation to issue and sell the Firm E-1 Shares and Firm E-2 Shares shall be subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion:

(i) receipt of Shareholder Approval;

(ii) receipt by the Company of the E-1 Net Cash and 50% of the Series E-2 Purchase Amount;

(iii) receipt or possession by the Escrow Agent of the E-1 Escrow Amount and 50% of the Series E-2 Purchase Amount;

(iv) the representations and warranties of the Purchaser in this Agreement shall be true, correct and complete as of the date of this Agreement and the First Closing Date (except for representations and warranties that speak as of a specific date, which shall be true, correct and complete as of such date) and the Purchaser shall have performed, satisfied and complied with in all material respects the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Purchaser at or prior to the Closing and receipt of a certificate, dated the Closing Date, executed by the President and Chief Financial Officer of the Purchaser certifying as to such;

(v) no temporary restraining order, preliminary or permanent injunction or other order or decree, and no other legal restraint or prohibition shall exist which questions the validity of any of the Transaction Documents or the right of the Company or the Purchaser, as the case may be, to enter into any Transaction Document to which any of them is a party or prevents or arguably prevents the consummation of the transactions contemplated by this Agreement, nor shall any proceeding have been commenced or threatened with respect to the foregoing and receipt of a certificate, dated the Closing Date, executed by the President and Chief Financial Officer of the Purchaser certifying to their knowledge as to such;

(vi) receipt of the Escrow Agreement, duly executed by the Purchaser and the Escrow Agent; and

(vii) receipt of such other information, certificates and documents as the Company may reasonably request.

(c) Conditions to the Purchaser’s Obligation. The Purchaser’s obligation to purchase the Firm E-1 Shares and Firm E-2 Shares shall be subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Purchaser’s sole benefit and may be waived by the Purchaser at any time in its sole discretion:

(i) receipt by the Company of Shareholder Approval;

(ii) receipt of certificates representing the Firm E-1 Shares and Firm E-2 Shares;

(iii) receipt of a filed copy of each of the Certificates of Designations;

(iv) receipt of evidence that the Rights Agreement (as defined in Section 10(e)) has been waived in connection with the transactions contemplated by this Agreement

(including the issuance of Preferred Stock (and the Underlying Shares issuable upon conversion thereof) upon the exercise of the Options);

(v) the representations and warranties of the Company in this Agreement shall be true, correct and complete as of the date of this Agreement and the Closing Date (except for representations and warranties that speak as of a specific date, which shall be true, correct and complete as of such date) and the Company shall have performed, satisfied and complied with in all material respects the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing and receipt of a certificate, dated the Closing Date, executed by the principal executive officer and principal accounting officer of the Company certifying as to such;

(vi) since the date of the most recent financial statements set forth in the Company’s SEC Documents (as defined in Section 7(h)), there shall have been no material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business (“Material Adverse Effect”) and receipt of a certificate, dated the Closing Date, executed by the principal executive officer and principal accounting officer of the Company certifying as to such;

(vii) receipt by the Purchaser of a legal opinion, dated the Closing Date, from counsel to the Company, in form and substance reasonably acceptable to the Purchaser’s counsel;

(viii) no temporary restraining order, preliminary or permanent injunction or other order or decree, and no other legal restraint or prohibition shall exist which questions the validity of any of the Transaction Documents or the right of the Company or the Purchaser, as the case may be, to enter into any Transaction Document to which any of them is a party or prevents or arguably prevents the consummation of the transactions contemplated by this Agreement, nor shall any proceeding have been commenced or threatened with respect to the foregoing and receipt of a certificate, dated the Closing Date, executed by the principal executive officer and principal accounting officer of the Company certifying to their knowledge as to such; and

(ix) receipt of the Escrow Agreement, duly executed by the Company and the Escrow Agent;

(x) from the date hereof to the First Closing Date, trading in the Common Stock shall not have been suspended by the SEC or the Company’s principal Trading Market (except for any suspension of trading of limited duration agreed to by the Company, which suspension shall be terminated prior to the First Closing), and, at any time prior to the First Closing Date, trading in securities generally as reported by Bloomberg L.P. shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by such service, or on any Trading Market, nor shall a banking moratorium have been declared either by the United States or New York State authorities nor shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity of such magnitude in its effect on, or any material adverse change in, any financial market which, in each case, in the reasonable judgment of the Purchaser, makes it impracticable or inadvisable to purchase the Preferred Stock at the First Closing; and

(xi) receipt of such other information, certificates and documents as the Purchaser may reasonably request.

5.	OPTION CLOSINGS

(a) If the First Closing shall have occurred, then for a period commencing on the day following the Shareholder Approval Date and ending six (6) months thereafter (the “Option Period”), Purchaser shall have the nontransferable options (the “Options”), exercisable in whole or in part, to acquire (i) additional shares of Series E-1 Preferred Stock (the “E-1 Option Shares”) at the Series E-1 Per Share Purchase Price in an aggregate amount not to exceed the Series E-1 Purchase Option Amount (the “Series E-1 Purchase Option”) and/or (ii) additional shares of Series E-2 Preferred Stock (the “E-2 Option Shares”) at the Series E-2 Per Share Purchase Price in an aggregate amount not to exceed the Series E-2 Purchase Option Amount (the “Series E-2 Purchase Option”). The Purchaser may exercise either or both of the Options in whole or in part by providing a written notice of exercise to the Company during the Option Period (an “Option Exercise Notice”), which Option Exercise Notice shall specify (i) the number of additional shares of Preferred Stock to be purchased by the Purchaser pursuant to the Series E-1 Purchase Option and/or the Series E-2 Purchase Option; (ii) the aggregate purchase price (at the Series E-1 Per Share Purchase Price or the Series E-2 Per Share Purchase Price, as applicable) of such additional shares; and (iii) the Option Closing Date for such Option exercise, which shall be no earlier than three Business Days after the date of such Option Exercise Notice and no later than five Business Days after the date of such Option Exercise Notice. The date on which the Purchaser gives an Option Exercise Notice is hereinafter referred to as the “Option Exercise Date.”

(b) On the Option Closing Date specified in the Option Exercise Notice, upon the terms and subject to the conditions set forth herein, the Company shall sell to the Purchaser and the Purchaser shall purchase from the Company the shares of Preferred Stock specified in the Option Exercise Notice for the aggregate purchase price specified therefore in the Option Exercise Notice (the “Option Purchase Amount”). The Purchaser shall deliver via wire transfers of immediately available funds an amount equal to the Option Purchase Amount, 50% of which shall be delivered to the Escrow Agent, and 50% of which shall be delivered to the Company (or as otherwise instructed in writing by the Company). The Option Closing shall be subject to the satisfaction or waiver of the closing conditions contained herein and shall occur at the offices of Purchaser’s Counsel or such other location as the parties shall mutually agree.

(c) Conditions to the Company’s Obligation. The Company’s obligation to issue and sell the Preferred Stock underlying the Options shall be subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion:

(i) receipt by the Company of 50% of the Option Purchase Amount;

(ii) receipt or possession by the Escrow Agent of 50% of the Option Purchase Amount;

(iii) the representations and warranties of the Purchaser in this Agreement shall be true, correct and complete as of the date of this Agreement and the Option Closing Date (except for representations and warranties that speak as of a specific date, which shall be true, correct and complete as of such date) and the Purchaser shall have performed, satisfied and complied with in all material respects the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Purchaser at or prior to the Option Closing and receipt of a certificate, dated the Option Closing Date, executed by the President and Chief Financial Officer of the Purchaser certifying as to such;

(iv) no temporary restraining order, preliminary or permanent injunction or other order or decree, and no other legal restraint or prohibition shall exist which questions the validity of any of the Transaction Documents or the right of the Company or the Purchaser, as the case may be, to enter into any Transaction Document to which any of them is a party or prevents or arguably prevents the consummation of the transactions contemplated by this Agreement, nor shall any proceeding have been commenced or threatened with respect to the foregoing and receipt of a certificate, dated the Closing Date, executed by the President and Chief Financial Officer of the Purchaser certifying to their knowledge as to such;

(v) receipt of such other information, certificates and documents as the Company may reasonably request.

(d) Conditions to the Purchaser’s Obligation. The Purchaser’s obligation to purchase the Option Shares shall be subject to the satisfaction, at or before the Option Closing Date, of each of the following conditions, provided that these conditions are for the Purchaser’s sole benefit and may be waived by the Purchaser at any time in its sole discretion:

(i) receipt of certificates representing the Option Shares;

(ii) the representations and warranties of the Company in this Agreement shall be true, correct and complete as of the date of this Agreement and the Option Closing Date (except for representations and warranties that speak as of a specific date, which shall be true, correct and complete as of such date) and the Company shall have performed, satisfied and complied with in all material respects the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Option Closing and receipt of a certificate, dated the Option Closing Date, executed by the principal executive officer and principal accounting officer of the Company certifying as to such;

(iii) since the date of the most recent financial statements set forth in the Company’s SEC Documents, there shall have been no Material Adverse Effect and receipt of a certificate, dated the Option Closing Date, executed by the principal executive officer and principal accounting officer of the Company certifying as to such;

(iv) receipt by the Purchaser of a legal opinion, dated the Option Closing Date, from counsel to the Company, in form and substance reasonably acceptable to the Purchaser’s counsel;

(v) no temporary restraining order, preliminary or permanent injunction or other order or decree, and no other legal restraint or prohibition shall exist which questions the validity of any of the Transaction Documents or the right of the Company or the Purchaser, as the case may be, to enter into any Transaction Document to which any of them is a party or prevents or arguably prevents the consummation of the transactions contemplated by this Agreement, nor shall any proceeding have been commenced or threatened with respect to the foregoing and receipt of a certificate, dated the Option Closing Date, executed by the principal executive officer and principal accounting officer of the Company certifying to their knowledge as to such;

(vi) from the later of (A) the First Closing Date or (B) the last preceding Option Closing Date, to the Option Closing Date, trading in the Common Stock shall not have been suspended by the SEC or the Company’s principal Trading Market (except for any suspension of trading of limited duration agreed to by the Company, which suspension shall be terminated prior to the Option Closing), and, at any time from the later of (A) the First Closing Date or (B) the last preceding Option Closing Date, and prior to the Option Closing Date, trading in securities generally as reported by Bloomberg L.P. shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by such service, or on any Trading Market, nor shall a banking moratorium have been declared either by the United States or New York State authorities nor shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity of such magnitude in its effect on, or any material adverse change in, any financial market which, in each case, in the reasonable judgment of the Purchaser, makes it impracticable or inadvisable to purchase the Preferred Stock at the Option Closing; and

(vii) receipt of such other information, certificates and documents as the Purchaser may reasonably request.

6.	RIGHTS OF PARTICIPATION/FIRST REFUSAL

(a) Right to Participate. At any time after the date of this Agreement, the Purchaser shall have the right to purchase up to its then pro rata share of New Securities (as defined in Section 6(d)) which the Company may propose to sell and issue. In the event the Company proposes to undertake an issuance of New Securities during such period, it shall give the Purchaser written notice of its intention, describing the type of New Securities, their price, the number of New Securities to be offered, and the general terms upon which the Company proposes to issue the same. The Purchaser shall have ten (10) calendar days after any such notice is delivered to agree to purchase at the same price (which shall be the public purchase price, if applicable) and upon the same terms, including closing date, such New Securities in an amount up to the Purchaser’s pro rata share of such New Securities.

(b) Right of First Refusal/Negotiation. At any time after the date of this Agreement, in the event the Company proposes to undertake an issuance of New Securities, it shall first give the Purchaser written notice of its intention, describing the type of New Securities, their proposed price, the number of New Securities to be offered, and the general terms upon which the Company proposes to issue the same. The Purchaser shall have the right to purchase or not purchase such New Securities on the proposed terms (the “Right of First Refusal”), and if it chooses not to purchase the New Securities on the proposed terms, it shall have the right to negotiate with Company alternative terms on which to purchase all of such New Securities (the “Right of First Negotiation”). The Purchaser shall have ten (10) calendar days after notice by the Company is delivered to either purchase the New Securities in accordance with the Company’s proposed terms pursuant to its Right of First Refusal or to negotiate with the Company alternative terms to purchase all such New Securities pursuant to its Right of First Negotiation. If the Purchaser timely notifies the Company of its desire to exercise its Right of First Negotiation, then the parties shall negotiate exclusively and in good faith with each other to finalize terms and definitive documentation, for a period of up to twenty (20) days. If the Parties fail to finalize terms and execute and deliver definitive documentation in such twenty (20) day period, the Company shall have ninety (90) days thereafter to sell or enter into an agreement to sell New Securities, at a price and upon terms, economic and otherwise, which are no more favorable to the purchasers than those offered by the Purchaser. In the event the Purchaser elects not to purchase the New Securities pursuant to its Right of First Refusal and not to exercise its Right of First Negotiation, the Company shall have ninety (90) days thereafter to sell or enter into an agreement to sell New Securities, at a price and upon terms no more favorable to the purchasers thereof than specified in the written notice delivered to the Purchaser pursuant to this Section 6(b). In the event the Company has not sold such New Securities or entered into an agreement to sell such New Securities within such ninety (90) day periods, the Company shall not thereafter issue or sell any New Securities without first again complying with this Section 6(b). Notwithstanding, anything contained herein to the contrary, in the event the Purchaser does not exercise the Right of First Refusal or exercises the Right of First Negotiation but fails to reach an agreement with the Company with respect to the purchase of such New Securities, the Purchaser shall have the right to purchase up to its pro rata share of any such New Securities sold in accordance with Section 6(a) above.

(c) Pro Rata Share. For purposes of this Section 6, the Purchaser’s pro rata share is equal to the ratio of (A) the number of shares of Common Stock owned by the Purchaser (including any affiliate thereof) assuming full conversion or exercise of any outstanding convertible securities, rights, options and warrants held by the Purchaser (or any affiliate thereof) into Common Stock to (B) the total number of shares of Common Stock outstanding (assuming full conversion or exercise of any outstanding convertible securities, rights, options and warrants held by the Purchaser (or any affiliate thereof) into Common Stock).

(d) New Securities. “New Securities” shall mean any capital stock of the Company whether now authorized or not, and rights, convertible securities, options or warrants to purchase such capital stock, and securities of any type whatsoever, including debt, that are, or may become, exercisable or convertible into capital stock; provided that the term New Securities does not include:

(i) securities issued in connection with any stock dividend, stock split, split-up or other distribution on shares of Common Stock;

(ii) securities issued upon the conversion or exercise of any outstanding convertible or exercisable securities as of the date of this Agreement;

(iii) securities issued upon exercise or grant of options or other equity awards with respect to shares of Common Stock, subject in either case to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares, issued or issuable to employees or directors of, or consultants to, the Company pursuant to an equity plan of the Company or other arrangement approved by the Board of Directors of the Company;

(iv) securities issued or issuable pursuant to the bona fide acquisition of another corporation by the Company by merger, purchase of substantially all of the assets or other reorganization, which acquisition is approved by a majority vote of the Board of Directors of the Company, including a majority of the Purchaser’s representatives on the Board of Directors;

(v) securities issued or issuable to banks, equipment lessors or other financial institutions pursuant to a debt financing, equipment lease, bank credit arrangement or commercial leasing transaction entered into for primarily non-equity financing purposes;

(vi) securities of the Company which the Board of Directors of the Company unanimously determines shall be excluded from the definition of New Securities; and

(vii) securities issued pursuant to the terms of this Agreement.

(e) Standstill Agreement. The Purchaser covenants and agrees that, if the Company provides notice to the Purchaser pursuant to this Section 6 of any planned issuance of New Securities, then until the earlier of (i) the date that is the second full trading day after the Company’s public announcement of its planned issuance of New Securities, (ii) the date that is the ninetieth (90th) calendar day after the Company has first delivered to the Purchaser a notice of a planned issuance of New Securities and (iii) the date that the Company notifies the Purchaser that it has abandoned plans to issue New Securities, the Purchaser shall maintain the confidentiality of all information provided to the Purchaser relating to any planned issuance of New Securities and shall not sell, agree to sell, buy or agree to buy, otherwise engage in any short selling of the Company’s securities, or establish or increase any “put equivalent position” as defined in Rule 16(a)-1(h) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), with respect to any of the Company’s securities other than buying securities from the Company in accordance with the terms offered for the New Securities and the purchase of shares pursuant to the rights set forth in this Section 6. Notwithstanding the foregoing, the Purchaser agrees that, so long as the Purchaser is an affiliate (as defined by Rule 144(a)(1) of the Securities Act) of the Company, if requested by the Company and the managing underwriter or lead placement agent of an offering of securities by the Company, the Purchaser will enter into an agreement for the benefit of such underwriter or placement agent, not to sell, transfer or dispose of any shares for a specified period of time (not to exceed 90 days plus any extension of such period imposed pursuant to

NASD Rule 2711(f)(4) not to exceed 36 days) provided that all executive officers and directors of the Company enter into similar agreements.

7.	REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to the Purchaser, subject to such exceptions as are set forth in the SEC Documents (as defined below) or as otherwise disclosed in the Company’s disclosure letter previously delivered to the Purchaser, as follows:

(a) Organization and Qualification. The Company is a corporation, duly organized, validly existing and in good standing under the laws of the Commonwealth of Massachusetts, and has the requisite corporate power and authority to own its properties and to carry on its business as now being conducted and as described in the SEC Documents. Copies of the Company’s Restated Articles of Organization (the “Articles of Organization”) and Bylaws (the “Bylaws”), and all amendments thereto, have been filed as exhibits to the Company’s SEC Documents and have not been further modified, and the Company has no present intention to modify the Articles of Organization and Bylaws. The Company is duly qualified as a foreign corporation to do business, and is in good standing, in every jurisdiction in which its ownership of property or the nature of the business conducted and proposed to be conducted by it makes such qualification necessary, except where the failure to be so qualified or in good standing would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.

(b) Subsidiaries. Each of the Company’s Subsidiaries has been duly organized and is validly existing and in good standing under the laws of its jurisdiction of organization, is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification, and has all power and authority necessary to own or hold its properties and to conduct the business in which it is engaged, except where the failure to so qualify or have such power or authority would not have, singularly or in the aggregate, a Material Adverse Effect. All the outstanding shares of capital stock of each Subsidiary have been duly authorized and validly issued, are fully paid and nonassessable and are owned by the Company directly or indirectly through one or more wholly-owned subsidiaries, free and clear of any claim, lien, encumbrance, security interest, restriction upon voting or transfer or any other claim of any third party. No Subsidiary is currently prohibited, directly or indirectly, under any agreement to which it is a party, from paying any dividends to the Company, from making any other distribution on such Subsidiary’s capital stock, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary’s properties or assets to the Company or any other subsidiary of the Company. For purposes of this Agreement, “Subsidiaries” means those entities that are “significant subsidiaries” of the Company as determined in accordance with Regulation S-X.

(c) Authorization; Enforcement; Validity. The Company has the requisite corporate power and authority to enter into and perform its obligations under the Transaction Documents, and to issue the Securities in accordance with the terms thereof. The execution and delivery of the Transaction Documents by the Company and the consummation and performance by the Company of the transactions contemplated thereby, including, without limitation, the issuance of the Securities, have been duly authorized by all requisite corporate action. The Transaction Documents have been, or will be, duly executed and delivered by the Company. The Transaction Documents constitute the valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors’ rights and remedies.

(d) Capitalization. The capitalization of the Company is as described in the Company’s most recent periodic report filed with the SEC as updated by any current report filed with the SEC thereafter, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable, and have been issued in compliance with federal and state securities laws. The Company has not issued any capital stock since such filings other than pursuant to the exercise of stock options under the Company’s stock option plans, the issuance of shares of Common Stock to employees pursuant to the Company’s employee stock purchase plan (such issuances and any such stock options, whenever issued or granted, being collectively “Employee Equity Transactions”), pursuant to the conversion or exercise of outstanding securities that are convertible into or exercisable for Common Stock, or pursuant to publicly disclosed equity financings. The Company’s Common Stock is registered pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder Exchange Act, and is listed for trading on the Nasdaq Capital Market (“Nasdaq”). The Company is in compliance with the continued listing criteria of Nasdaq and all Nasdaq corporate governance requirements that are applicable to the Company. Except for Employee Equity Transactions and as set forth in the SEC Documents, (i) no shares of the Company’s capital stock are subject to preemptive rights or any other similar rights or any liens or encumbrances; (ii) there are no outstanding options, warrants, rights to subscribe to, calls or commitments relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company is or may become bound to issue additional shares of capital stock of the Company or any of its Subsidiaries or options, warrants, rights to subscribe to, calls or commitments relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its Subsidiaries.

(e) Issuance of Securities. Except for the Shareholder Approval required by Section 3, which shall be obtained prior to the First Closing, (i) the 2009 Convertible Note has been duly authorized and, upon issuance in accordance with the terms hereof, will be a legal, valid and binding obligation of the Company in accordance with its terms, (ii) the Preferred Stock is duly authorized and, when issued and paid for in accordance with the applicable Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company, and (iii) the Underlying Shares are duly authorized and, when issued in accordance with the terms of the Preferred Stock, will be validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company. The Company has reserved from its duly authorized capital stock the shares of Common Stock issuable upon conversion of the Preferred Stock. The Securities are not subject to preemptive rights or other similar rights of shareholders of the Company. Except for the filing of any notice prior or subsequent to the Closing that may be required under applicable state and/or Federal securities laws (or comparable laws of any other jurisdiction) or the rules of Nasdaq, no authorization, consent, approval, license, exemption of or filing or registration with any court or governmental department, commission, board, bureau, agency or instrumentality, is or will be necessary for, or in connection with, the execution and delivery by the Company of the Transaction Documents, for the offer, issue, sale, execution or delivery of the Securities, or for the performance by the Company of its obligations under the Transaction Documents.

(f) No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated thereby do not and will not (i) result in a violation of the Company’s Articles of Organization or Bylaws; (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party; (iii) result in a violation of any law, rule, regulation, order, judgment or decree applicable to the Company or any of its Subsidiaries; or (iv) result in the imposition of a mortgage, pledge, security interest, encumbrance, charge or other lien on any asset of the Company or its Subsidiaries, except for such conflicts, defaults, terminations, amendments, accelerations, cancellations, violations and impositions as described in clauses (ii), (iii) or (iv) of this sentence as would not, individually or in the aggregate, have or result in a Material Adverse Effect.

(g) No Violation or Default. Neither the Company nor any of its Subsidiaries is (i) in violation of its Articles of Organization or Bylaws or other organizational documents; (ii) in default (or subject to an event which with notice or lapse of time or both would become a default) under any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party; or (iii) in violation of any law, rule, regulation, order, judgment or decree applicable to the Company or any of its Subsidiaries; except for such violations or defaults, as described in clauses (ii) or (iii) of this sentence as are set forth in the SEC Documents or as would not, individually or in the aggregate, have or result in a Material Adverse Effect.

(h) SEC Documents. The Company has filed all reports, schedules, forms, statements, exhibits (including certifications of the Company’s of the Company’s principal executive and financial officers pursuant to Section 302 and 906 of Sarbanes-Oxley (as defined in Section 7(s))) and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Exchange Act for the twelve (12) months preceding the date hereof (all of the foregoing filed prior to or on the date hereof, or prior to or on the Closing Date, and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein being referred to in this Agreement as the “SEC Documents”). As of the date of filing of each such SEC Document, such SEC Document, as it may have been subsequently amended by filings made by the Company with the SEC prior to the date hereof, complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to such SEC Document. None of the SEC Documents, as of the date filed and as they may have been subsequently amended by filings made by the Company with the SEC prior to the date hereof, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(i) Financial Statements. The financial statements and the related notes thereto of the Company and its consolidated subsidiaries included or incorporated by reference in the SEC Documents comply in all material respects with the applicable requirements of the Exchange Act, as applicable, and present fairly the financial position of the Company and its subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified. Such financial statements have been prepared in conformity with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods covered thereby, except as specifically stated therein, and the supporting schedules included or incorporated by reference in the SEC Documents present fairly the information required to be stated therein.

(j) No Material Adverse Change. Since the date of the most recent financial statements of the Company included or incorporated by reference in the SEC Documents, (i) there has not been any change in the capital stock (other than pursuant to Employee Equity Transactions, pursuant to the conversion or exercise of outstanding securities that are convertible into or exercisable for Common Stock, or pursuant to publicly disclosed equity financings) or long-term debt of the Company or any of its subsidiaries, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock, or any material adverse change in or affecting the business, properties, management, financial condition or operations of the Company and its subsidiaries taken as a whole; (ii) neither the Company nor any of its subsidiaries has entered into any transaction or agreement that is material to the Company and its subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and its subsidiaries taken as a whole and (iii) neither the Company nor any of its subsidiaries has sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority.

(k) Independent Accountants. PricewaterhouseCoopers LLP, who have certified certain financial statements of the Company and its subsidiaries, and have audited the Company’s internal control over financial reporting and managements’ assessment thereof, are to the Company’s knowledge, independent registered public accountants with respect to the Company and its subsidiaries as required by the Securities Act.

(l) Clinical Trials. The clinical, pre-clinical and other studies and tests conducted by or on behalf of or sponsored by the Company were and, if still pending, are being conducted in accordance with all statutes, laws, rules and regulations, as applicable (including, without limitation, those administered by the United States Food and Drug Administration (the “FDA”) or by any foreign, federal, state or local government or regulatory authority performing functions similar to those performed by the FDA) except where the failure to comply with such statutes, laws, rules or regulations would not result, individually or in the aggregate, in a Material Adverse Effect.

(m) Title to Intellectual Property. The Company and its subsidiaries own or possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented or unpatentable proprietary or confidential compounds, genes, information, systems or procedures) (collectively, the “Intellectual Property”) generally described in the SEC Documents (except as otherwise noted therein), which to the Company’s knowledge is all the Intellectual Property necessary for the conduct of the Company’s business. Except as set forth in the SEC Documents, (i) to the Company’s knowledge, there are no rights of third parties to any such Intellectual Property except through licensing or cross-licensing agreements or where the exercise of such rights would not result, individually or in the aggregate, in a Material Adverse Effect; (ii) to the Company’s knowledge, there is no infringement by third parties of any such Intellectual Property that is necessary and material to the Company’s business as it is presently being conducted except where such infringement would not result, individually or in the aggregate, in a Material Adverse Effect; (iii) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the Company’s ownership or licensing rights in or to any such Intellectual Property; (iv) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property, other than ordinary patent, trademark, service mark and copyright prosecution; (v) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others that the Company infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others, and the Company is unaware of any reasonable basis for any such claim; and (vi) the Company has taken all steps reasonably determined by the Company to be necessary to perfect its ownership of and interest in such Intellectual Property.

(n) Licenses and Permits. The Company and its subsidiaries possess all licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate Federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in the SEC Documents, except where the failure to possess or make the same would not, individually or in the aggregate, have a Material Adverse Effect. Neither the Company nor any of its subsidiaries has received notice of any revocation or modification of any such license, certificate, permit or authorization or has any reason to believe that any such license, certificate, permit or authorization will not be renewed in the ordinary course.

(o) Environmental Matters. The Company and each of its subsidiaries is in compliance with all foreign, federal, state and local rules, laws and regulations relating to the use, treatment, storage and disposal of hazardous or toxic substances or waste and protection of health and safety or the environment which are applicable to their businesses, except where the failure to comply would not, singularly or in the aggregate, have a Material Adverse Effect. To the Company’s knowledge, there has been no storage, generation, transportation, handling, treatment, disposal, discharge, emission, or other release of any kind of toxic or other wastes or other hazardous substances by, due to, or caused by the Company or any of its subsidiaries (or, to the Company’s knowledge, any other entity for whose acts or omissions the Company is or may be liable) upon any of the property now or previously owned or leased by the Company or any of its subsidiaries, or upon any other property, in violation of any statute or any ordinance, rule, regulation, order, judgment, decree or permit or which would, under any statute or any ordinance, rule (including rule of common law), regulation, order, judgment, decree or permit, give rise to any liability, except for any violation or liability which would not have, singularly or in the aggregate with all such violations and liabilities, a Material Adverse Effect. There has been no disposal, discharge, emission or other release of any kind onto such property or into the environment surrounding such property of any toxic or other wastes or other hazardous substances with respect to which the Company has knowledge, except for any such disposal, discharge, emission, or other release of any kind which would not have, singularly or in the aggregate with all such discharges and other releases, a Material Adverse Effect.

(p) Tax Matters. The Company and each of its subsidiaries (i) has filed all necessary federal, state and foreign income and franchise tax returns, (ii) has paid all federal state, local and foreign taxes due and payable for which it is liable, and (iii) does not have any tax deficiency or claims outstanding or assessed or, to the best of the Company’s knowledge, proposed against it, except where the failure to file, failure to pay or the deficiency or claim would not have a Material Adverse Effect.

(q) Internal Control over Financial Reporting. The Company maintains a system of internal control over financial reporting (as such is defined in Rule 13a-15(f) of the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP. The Company does not have any material weaknesses in its internal control over financial reporting. Since the date of the latest audited financial statements included in the SEC Documents, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(r) Disclosure Controls and Procedures. The Company and its subsidiaries maintain disclosure controls and procedures (as such term is defined in Rule 13a-15(e) of the Exchange Act that comply with the requirements of the Exchange Act. Such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is accumulated and communicated to the Company’s management, including the Company’s principal executive officer and principal financial officer, by others within those entities.

(s) Sarbanes-Oxley Compliance. The Company and the Company’s directors or officers, in their capacities as such, are in compliance with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (“Sarbanes-Oxley”), including Section 402 related to loans and Sections 302 and 906 related to certifications.

(t) Absence of Litigation. Except as disclosed in the section titled “Legal Proceedings” in the Company’s Annual Report on Form 10-K for the year ended December

28, 2008, there is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company, threatened in writing against the Company or any of its subsidiaries which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities or (ii) would reasonably be expected to result in a Material Adverse Effect.

(u) Investment Company Act. The Company is not, nor, after giving effect to the sale of the Securities and the application of the proceeds therefrom, will it become, an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the SEC thereunder.

(v) Board Approval. The Board has (i) determined that the transactions contemplated by this Agreement, are fair to, and in the best interests of, the holders of Common Stock of the Company, and (ii) approved the Purchaser and its affiliates becoming a holder of 15% or more of the Company’s outstanding voting stock for purposes of Chapter 110F of the Massachusetts General Laws.

8.	PURCHASER’S REPRESENTATIONS AND WARRANTIES

The Purchaser represents and warrants to the Company that:

(a) Transfer or Resale. The Purchaser understands that the Securities have not been registered under the Securities Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred without registration under the Securities Act or an exemption therefrom and that, in the absence of an effective registration statement under the Securities Act, such Securities may only be sold under certain circumstances as set forth in the Securities Act.

(b) Investment Purpose. The Purchaser is acquiring the Securities for its own account for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof. The Purchaser does not have any agreement or understanding, directly or indirectly, with any person to distribute any of the Securities.

(c) Offshore Transaction. The Purchaser is not organized under the laws of any jurisdiction within the United States of America, its territories or possessions, was not formed for the purpose of investing in Regulation S securities and is not a “U.S. person” as that term is defined in Rule 902(k) of Regulation S under the Securities Act. At the time of execution of this Agreement, the Purchaser is physically outside the United States of America. The Purchaser is not purchasing the Securities on behalf of or for the benefit of any U.S. person and the sale of the Securities has not been prearranged with any buyer in the United States of America.

(d) General Solicitation. The Purchaser is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

(e) Information. The Purchaser (directly or through its advisors, if any) (i) has been furnished with or has had full access to all of the publicly available information that it considers necessary or appropriate for deciding whether to purchase the Securities, (ii) has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Securities, (iii) can bear the economic risk of a total loss of its investment in the Securities and (iv) has such knowledge and experience in business and financial matters so as to enable it to understand the risks of and form an investment decision with respect to its investment in the Securities.

(f) Reliance on Exemptions. The Purchaser understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of the Securities Act and that the Company is relying upon the truth and accuracy of, and the Purchaser’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Purchaser set forth in this Agreement in order to determine the availability of such exemptions and the eligibility of the Purchaser to acquire the Securities.

(g) No Governmental Review. The Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

(h) No Antitrust Filings or Approvals. Neither the Purchaser nor Laboratoire Francais du Fractionnement et des Biotechnologies S.A., the Purchaser’s parent company, is required to make any filing or obtain any authorization, consent, approval, license, exemption or registration under the United States Hart-Scott-Rodino Antitrust Improvements Act of 1976, or under the antitrust or similar laws or regulations of any other jurisdiction, in connection with the execution, delivery or performance of the Agreements.

(i) Authorization; Enforcement; Validity. The Purchaser is an entity duly organized and validly existing under the laws of the jurisdiction of its organization with full right, corporate or partnership power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations thereunder. The execution, delivery and performance by the Purchaser of the transactions contemplated by this Agreement has been duly authorized by all necessary corporate action on the part of the Purchaser and any other governmental action with respect to the Purchaser. This Agreement has been duly executed by the Purchaser, and when delivered by the Purchaser in accordance with terms hereof, will constitute the valid and legally binding obligation of the Purchaser, enforceable against it in accordance with its terms.

(j) No Conflicts. The execution and performance of this Agreement do not conflict with any agreement to which the Purchaser is a party or is otherwise bound, any law, rule regulation, governmental practice or other requirement, court order or judgment applicable to the Purchaser or, if applicable, the constituent documents of the Purchaser, except for such conflicts as would not, individually or in the aggregate, have or result in a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Purchaser and its subsidiaries, taken as a whole.

(k) Short Position Prior to the Date Hereof. From the date one hundred eighty (180) days prior to the date hereof, neither the Purchaser nor any affiliate has directly or indirectly established or agreed to establish any hedge, “put equivalent position” (as defined in Rule 16a-1 under the Exchange Act) or other position in the Common Stock that is outstanding on the Closing Date and that is designed to or could reasonably be expected to lead to or result in a disposition by the Purchaser or any other person or entity. For purposes hereof, a “hedge or other position” includes, without limitation, effecting any short sale or having in effect any short position (whether or not such sale or position is against the box and regardless of when such position was entered into) or any purchase, sale or grant of any right (including, without limitation, any put or call option) with respect to the Common Stock or with respect to any security (other than a broad-based market basket or index) that includes, relates to or derives any significant part of its value from the Common Stock. The Purchaser acknowledges that this representation is made for the benefit of the Company.

(l) Short Sales and Confidentiality After the Date Hereof. The Purchaser understands and acknowledges that the transactions contemplated by this Agreement constitute “material non-public information” within the meaning of the rules and regulation promulgated by the SEC under Regulation FD and that until such time as such the transactions have been publicly disclosed in accordance with Section 12 of this Agreement or otherwise, the Purchaser represents, warrants and covenants that neither it nor any of its affiliates acting on its behalf or pursuant to any understanding with it have executed or will execute any short sales of the Company’s Common Stock and that it will maintain the confidentiality of all disclosures made to it in connection with the offering of Preferred Stock (including the existence and terms of this Agreement and the transactions contemplated hereby and thereby).

(m) Ownership. The Purchasers current beneficial ownership of the Company’s common stock is accurately reported in the Purchaser’s most recent Schedule 13D filed with the SEC.

9.	BOARD REPRESENTATIVES

(a) Appointment of Purchaser Designees. At any time after the date of this Agreement, the Purchaser shall be entitled to designate one or more Purchaser Designees (as defined below) to the Company’s Board as provided herein. Within five (5) business days of receipt by the Company of a written designation by the Purchaser of the Purchaser Designees, including the designees’ Company stock ownership, Company relationships and biographical information as provided by current members of the Board, the Company’s Board of Directors shall by written consent or meeting appoint the Purchaser Designees to the Company’s Board of Directors. Purchaser Designees shall be appointed across the three classes of directors in as equal proportion as possible. For purposes of this Section 9, “Purchaser Designees” shall mean the maximum number of directors that may be appointed under the rules of Nasdaq based on the Purchaser’s “Ownership Percentage” as defined in that certain letter, dated November 21, 2008, from Nasdaq to the Company (the “Nasdaq Interpretation”). As required pursuant to the Nasdaq Interpretation, if the Purchaser’s Ownership Percentage decreases, the number of Purchaser Designees would decrease in accordance with the terms of the Nasdaq Interpretation. For the avoidance of doubt, Purchaser shall not be required to convert any convertible security (including the Preferred Stock or the Convertible Notes) that it holds in order to exercise its right to have Purchaser Designees appointed to the Board pursuant to this Section 9.

(b) Nomination of Purchaser Designees. For so long as Purchaser’s ownership of Common Stock of the Company is at least twenty-one percent (21%) on an as-converted basis, any Purchaser Designee (including any successor pursuant to Subsection 7(d) below) shall be nominated by the Board of Directors (or a committee thereof) for election at the annual meeting of shareholders at which such Purchaser Designee’s term will expire. At least ninety (90) days prior to any such annual meeting at or by which directors are to be elected, the Purchaser shall notify the Company in writing of the Purchaser Designee(s) to be nominated for election as a director. The Company shall disclose in its proxy statement for that annual meeting of shareholders the nominated Purchaser Designee(s). In the absence of any such notification, it shall be presumed that the Purchaser’s then incumbent Purchaser Designee(s) has been renominated as its Purchaser Designee(s). The rights provided under this Section 9 are the exclusive rights of the Purchaser and are not transferable.

(c) Restrictions on Purchaser Designees. The Purchaser Designees (i) shall be bound by confidentiality obligations with respect to the Company and its business to the same extent as are other directors of the Company and as is the Purchaser pursuant to this Agreement; and (ii) if deemed necessary by a determination of the Chairman of the Board or a vote of the majority of the independent members of the Board, shall not participate in any Board deliberations or action (including, but not limited to, Board presentations or discussions), or receive Board information, relating to any matter to which the Purchaser is either directly or indirectly involved or has any interest that is competing or inconsistent with the interests of the Company. The Purchaser agrees to cause the Purchaser Designees (and each successor) to comply with the obligations in clause (i) of the preceding sentence for the benefit of the Company and its successors.

(d) Successor Designees. If a Purchaser Designee shall cease to serve as a director for any reason, the Company’s Board of Directors shall appoint and elect a replacement director to serve out the remaining term of the existing director upon written notice to the Company by the Purchaser.

(e) Indemnification Agreement. The Company shall enter into an Indemnification Agreement with each Purchaser Designee or Successor Designee prior to the commencement of his or her service on the Board, which agreement shall be in such form and substance as has been executed by the current members of the Board.

(f) No Increase to Size of Board of Directors. The Company hereby covenants and agrees that after the date of this Agreement, the Company will not, without the prior written consent of the Purchaser, which consent can be withheld in the Purchaser’s sole discretion, increase the size of the Board of Directors, except in connection with the appointment of one or more Purchaser Designees in accordance with this Section 9.

10. CERTAIN OWNERSHIP ISSUES

(a) Resales. The Purchaser agrees that the Securities, including the Underlying Shares, may only be sold or transferred (i) pursuant to an effective Registration Statement under the Securities Act, or (ii) pursuant to an exemption from registration under the Securities Act. The Purchaser hereby covenants that the Purchaser will not sell any Underlying Shares pursuant to any Prospectus during a Suspension.

(b) Rule 144. The Purchaser is aware of Rule 144 under the Securities Act and the restrictions imposed thereby and further understands and agrees that so long as the Purchaser beneficially owns 10% or more of the Company’s then outstanding securities or has a Purchaser Designee serving on the Board, the Company will deem the Purchaser to be an “affiliate” as defined in Rule 144(a)(1) and any transfers of the Underlying Shares by the Purchaser shall be subject to the limitations applicable to affiliates set forth in the Securities Act and the rules promulgated thereunder, including without limitation Rule 144.

(c) Legends. The certificate(s) evidencing the Preferred Stock and the Underlying Shares shall bear legends in substantially the following form:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON THE TRANSFER THEREOF PURSUANT TO THE TERMS OF A SECURITIES PURCHASE AGREEMENT BETWEEN THE HOLDER AND THE COMPANY AND SUCH SECURITIES MAY NOT BE SOLD, TRANSFERRED OR HYPOTHECATED UNTIL SUCH RESTRICTIONS HAVE LAPSED OR HAVE BEEN WAIVED BY THE WRITTEN CONSENT OF THE COMPANY. THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED EXCEPT (A) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S OF THE SECURITIES ACT, (B) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR (C) PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.”

(d) Agreement to be Bound. Subject to the other restrictions on transfer set forth or referenced in this Agreement (including those set forth in Section 15(h)), the Purchaser may assign all of its rights and obligations hereunder with respect to the Preferred Stock and the

Underlying Shares, provided that the transferee has agreed in writing to be bound by the applicable provisions of this Agreement.

(e) Security Ownership. The Purchaser is aware that the Company is a party to a Shareholder Rights Agreement, dated as of May 31, 2001, between the Company and American Stock Transfer and Trust Company (the “Rights Agreement”), which provides that in the event the Purchaser at any time beneficially owns 15% or more of the Company’s then outstanding capital stock, the Purchaser may be deemed an “Acquiring Person” as defined in the Rights Agreement. The Purchaser understands that, in connection with the Purchaser’s acquisition of the Securities and with respect to the Purchaser’s equity position in the Company, the Company has exempted the Purchaser from being deemed an Acquiring Person as a result of such acquisition or any subsequent transaction so long as the Purchaser acquires its beneficial ownership of shares of capital stock of the Company in a transaction whereby the Purchaser is acquiring such beneficial ownership directly from the Company. Notwithstanding the foregoing, the Purchaser will also not be deemed an Acquiring Person if the percentage of outstanding capital stock owned by the Purchaser increases solely due to the repurchase by the Company of shares of its outstanding capital stock.

11. GUARANTEES AND OTHER OBLIGATIONS AND COVENANTS OF THE COMPANY

(a) Financial Information. From the date of this Agreement, for so long as any portion of the Convertible Notes or Preferred Stock is outstanding or the Purchaser’s ownership of Common Stock of the Company is at least twenty percent (20%) on an as-converted basis, the Company shall provide the Purchaser (i) as soon as practicable after the end of each month, and in any event within thirty (30) days thereafter, unaudited monthly income, balance sheet and cash flow statements and a monthly cash flow budget, (ii) as soon as practicable after the end of each quarter, and in any event within forty-five (45) days thereafter, a consolidated balance sheet of the Company and its subsidiaries as of the end of each such period, consolidated statements of income, consolidated statements of changes in financial condition, a consolidated statement of cash flow of the Company and its subsidiaries and a statement of stockholders’ equity for such period and for the current fiscal year to date, (iii) as soon as practicable, but in any event forty-five (45) days prior to the end of each fiscal year, a projected operating budget and business plan for the next fiscal year, prepared on a monthly basis, including balance sheets and sources and applications of funds statements for such months and, as soon as prepared, any other budgets or revised budgets prepared by the Company, (iv) as soon as practicable after the end of each month, and in any event within ten (10) days thereafter, a twelve (12) month rolling cash projection and a detailed report of payables overdue for thirty (30), sixty (60) and more than ninety (90) days, and (v) such other financial reports that may be reasonably requested by the Purchaser.

(b) Trade Debt. At no time during the period commencing 30 days after the First Closing and for so long as any portion of the Convertible Notes or Preferred Stock is outstanding shall the Company’s past due and unpaid obligations to third parties in respect of goods or services furnished by such third parties to the Company exceed $5,000,000 in the aggregate.

(c) Reservation of Shares. The Company shall at all times reserve a sufficient number of shares of unreserved, authorized and unissued shares of Common Stock to provide for issuance of all of the Underlying Shares issuable upon conversion of the Preferred Stock.

(d) Right of First Negotiation on Partnership/Licensing Opportunities. The Company hereby covenants and agrees that in the event that after the date of this agreement the Company decides to grant a license, sublicense or similar rights to a third party or to enter into a partnership, collaboration or other arrangement to participate in, or lead, the effort to develop or commercialize any Invention or therapeutic product developed by the Company (including the Company’s interest in any Joint Inventions) pursuant to the terms of the Amended and Restated Joint Development and Commercialization Agreement entered into by the Company, the Purchaser and the other parties named therein as of June 30, 2008 (the “JDA”), the Company shall give written notice of such decision to the Purchaser, which notice shall include a detailed description of the terms and conditions with respect to such proposed license or other arrangement. Upon receipt of such notice, the Purchaser shall have a period of thirty (30) days to indicate by written notice to the Company that it desires to exercise a right of first negotiation with respect to such proposed license, sublicense or other arrangement. If the Purchaser timely notifies the Company of its desire to exercise its right of first negotiation, then the parties shall negotiate exclusively and in good faith with each other to finalize terms and definitive documentation, for a period of up to sixty (60) days. If the Parties fail to finalize terms and execute and deliver definitive documentation in such sixty (60) day period, the Company shall be entitled to enter into the proposed license, sublicense or other arrangement with the third party, provided however, that such license, sublicense or arrangement must not be on terms, economic and otherwise, which are more favorable to such third party than those offered by the Purchaser.

(e) Guarantees. Effective upon the date of this Agreement:

(i) The Company shall be deemed to have granted to the Purchaser an exclusive (even as to the Company), fully-paid, royalty-free, right and license or sublicense, as the case may be, under all GTC Technology and the Company’s interest in Joint Inventions and Joint Patent Rights to Develop, make and have made Products in the Co-Exclusive Territory.

(ii) The Purchaser shall be deemed to have been granted the exclusive (even as to the Company) right to Commercialize Products in each country and region of the Co-Exclusive Territory.

(iii) The Company shall be deemed to have granted to the Purchaser an exclusive (even as to the Company), fully-paid, royalty-free, right and license or sublicense, as the case may be, under all GTC Technology and the Company’s interest in Joint Inventions and Joint Patent Rights to develop, make and have made any transgenic compound Controlled (as defined in the JDA) by the Company that is biosimilar to anti-CD20/Rituximab and anti-TNFa/Etanercept/Infliximab.

All capitalized terms not otherwise defined in this Section 11 shall have the meaning ascribed to them in the JDA. The rights, licenses and sublicenses described in Sections

11(e)(i), (ii) and (iii) above shall be terminated if there has been no Event of Default (as defined in each of the respective Convertible Notes) and the Convertible Notes are paid in full or converted in full on or prior to the respective Maturity Date (as defined in each of the respective Convertible Notes). If an Event of Default under either of the Convertible Notes shall occur or the Convertible Notes are not paid in full or converted in full on or prior to the respective Maturity Date, the rights, licenses and sublicenses described in Sections 11(e)(i), (ii) and (iii) above shall automatically become perpetual and non-terminable. The Parties agree to take such actions as may be necessary to prepare and execute an amendment to the JDA to reflect the rights of the Purchaser set forth in Section 11(e)(i) and (ii) above and such other documents and agreements as may be necessary to reflect the rights of the Purchaser set forth in this Section 11(e).

12. PUBLIC STATEMENTS

The Company agrees to disclose on a Current Report on Form 8-K the existence of this Agreement and the transactions contemplated by this Agreement and the material terms, thereof, including pricing, within four (4) business days after the date hereof. The Purchaser shall not issue any press release, or otherwise make any such public statement regarding this Agreement or the transactions contemplated by this Agreement (except for required SEC filings) without the prior written consent of the Company.

13. REGISTRATION RIGHTS

(a) Registration Procedures and Expenses. Except during a Suspension (as defined below), the Company will, upon receipt of written request of the Purchaser and subject to receipt of necessary information from the Purchaser:

(i) as soon as practicable, but in any event no later than 4:00 p.m. Eastern Time on the 30th day after the receipt of such written request from the Purchaser, prepare and file with the SEC a registration statement on Form S-3 or other applicable form available to the Company, including Form S-1 (the “Initial Registration Statement”) covering the resale of all of the Underlying Shares of the Purchaser, provided that the Purchaser has complied with Section 13(e), below together with any shares of capital stock issued or issuable, from time to time, upon any reclassification, share combination, share subdivision, stock split, share dividend or similar transaction or event or otherwise as a distribution on, in exchange for or with respect to any of the foregoing, in each case held at the relevant time by a Purchaser (the “Registrable Securities”); provided, however, that in the event that the SEC specifically prohibits the Initial Registration Statement from including all Registrable Securities of the Purchaser (“SEC Guidance”) (provided that the Company shall advocate with the SEC for the registration of all or the maximum number of the Registrable Securities permitted by SEC Guidance), then the Company will not be in breach of this provision by following such SEC Guidance, and the Company will file such additional Registration Statements (the “Subsequent Registration Statements,” together with the Initial Registration Statement, the “Registration Statements”) at the earliest practicable date on which the Company is permitted by SEC Guidance to file such additional Registration Statements related to the Registrable Securities (the “Subsequent Filing Dates”). If the context so requires, Underlying Shares of the Purchaser will not be considered Registrable Securities for the purposes of a certain determination of Registrable Securities hereunder if, at that time of such determination, they can be sold pursuant to Rule 144 without volume or manner of sales limitations or have been sold under an effective Registration Statement.

(ii) cause (A) the Initial Registration Statement, as may be amended from time to time, to become effective under the Securities Act as soon as practicable after the Initial Registration Statement is filed by the Company, but in any event no later than 4:00 p.m. Eastern Time on the 120th day after and (B) any Subsequent Registration Statements, as may be amended from time to time, which may be required to be filed hereunder pursuant to Section 13(a)(i) to become effective under the Securities Act as soon as practicable but in any event no later than 4:00 p.m. Eastern Time on the 120th day after such Subsequent Filing Date (each, its “Required Effective Date”);

(iii) cause any prospectus used in connection with any Registration Statement (a “Prospectus”) to be filed with the SEC pursuant to Rule 424(b) under the Securities Act as soon as practicable but in any event no later than two Trading Days following the date such Registration Statement is declared effective by the SEC;

(iv) promptly prepare and file with the SEC such amendments and supplements to the Registration Statements and any Prospectus used in connection therewith (A) as may be necessary to keep such Registration Statements continuously effective until the earlier of (1) such time as all Registrable Securities have been sold pursuant to such Registration Statements, or (2) the date on which all of the Underlying Shares may be resold by the Purchaser without registration pursuant to Rule 144 without volume or manner of sale limitations and (B) as may be reasonably requested by the Purchaser in order to incorporate information concerning the Purchaser or the Purchaser’s intended method of distribution;

(v) so long as any Registration Statement is effective covering the resale of Registrable Securities owned by the Purchaser, furnish to the Purchaser with respect to the Registrable Securities registered under such Registration Statement (and to each underwriter, if any, of such Registrable Securities) such reasonable number of copies of Prospectuses and such other documents as the Purchaser may reasonably request in order to facilitate the public sale or other disposition of all or any of the Registrable Securities by the Purchaser;

(vi) use commercially reasonable efforts to file documents required of the Company for blue sky clearance in any states specified in writing by the Purchaser; provided, however, that the Company shall not be required to qualify to do business generally in any jurisdiction in which the Company is not now so qualified;

(vii) bear all expenses in connection with the procedures in paragraphs (i) through (vi) of this Section 13(a) and the registration of the Registrable Securities pursuant to the Registration Statements, other than fees and expenses, if any, of counsel (except as provided by Section 15(j) below) or other advisers to the Purchaser or underwriting discounts, brokerage fees and commissions incurred by the Purchaser, if any, in connection with an underwritten offering of the Registrable Securities;

(viii) use reasonable best efforts to prevent the issuance of any stop order or other order suspending the effectiveness of the Registration Statements and, if such an order is issued, to obtain the withdrawal thereof at the earliest possible time and to notify the Purchaser of the issuance of such order and the resolution thereof;

(ix) furnish to the Purchaser as soon as practicable after the date that any Registration Statement becomes effective, a letter, dated such date, of outside counsel representing the Company addressed to the Purchaser, confirming the effectiveness of such Registration Statement and, to the knowledge of such counsel, the absence of any stop order;

(x) provide to the Purchaser and its representatives, if requested, the opportunity to conduct a reasonable inquiry of the Company’s financial and other records during normal business hours and make available its officers, directors and employees for questions regarding information which the Purchaser may reasonably request in order to fulfill any due diligence obligation on its part; provided that in the case of this clause (x), the Company shall not be required to provide, and shall not provide, the Purchaser with material, non-public information unless the Purchaser agrees to receive such information and enters into an agreement to keep such material, nonpublic information confidential and refrain from trading in any Company security for so long as such information remains material, nonpublic information; and

(xi) not less than three Trading Days prior to the filing of a Registration Statement and not less than two Trading Days prior to the filing of any related Prospectus or any amendment or supplement thereto (including any document that would be incorporated or deemed to be incorporated therein by reference) or, in the case of comments made by the staff of the SEC and the Company’s responses thereto, within a reasonable period of time following the receipt thereof by the Company, furnish to the Purchaser copies of all such documents proposed to be filed or copies of such correspondence from and to the SEC relating to such Registration Statement, as the case may be, which documents (other than those incorporated or deemed to be incorporated by reference) will be subject to the review of the Purchaser. The Company shall reflect in each such document when so filed with the SEC such comments relating to the Purchaser and its plan of distribution of Registrable Securities as the Purchaser may reasonably propose; provided, however, that such comments from the Purchaser must be received by the Company no later than one Trading Day prior to the filing of such document with the SEC. Notwithstanding any other provision of this Agreement, the Company will have no obligation to deliver or make available to the Purchaser any Registration Statement or Prospectus containing any material, nonpublic information unless the Purchaser specifically consents in advance in writing to receive such material, nonpublic information and the Purchaser has executed an agreement to keep such material, nonpublic information confidential and refrain from trading in any Company security for so long as such information remains material, nonpublic information.

(b) Except during a Suspension (as defined below), (i) each document filed or to be filed with the SEC pursuant to the Exchange Act and incorporated by reference in any Registration Statement complied or will comply when so filed in all material respects with the Exchange Act, (ii) each part of each Registration Statement, when such part shall become effective, will not contain, and each such part, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) each Registration Statement will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iv) each Registration Statement and Prospectus, as may be amended or supplemented, will comply in all material respects with the Securities Act, and (v) each Prospectus, as may be amended or supplemented, will not, at the time of each sale of the Underlying Shares by the Purchaser, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph will not apply to statements or omissions in any Registration Statement or Prospectus based upon information relating to the Purchaser furnished to the Company in writing by the Purchaser expressly for use therein.

(c) The Company shall be permitted after the Initial Registration Statement’s Required Effective Date, to suspend for one or more periods (each such period, a “Suspension”) the actions required under Sections 13(a)(i) through (vi) and the use of a Prospectus forming a part of a Registration Statement to the extent that the Board of Directors of the Company concludes in good faith and based on the advice of counsel that the disclosure of additional information in the Prospectus is necessary, whether through an amendment or supplement to such Registration Statement, the filing of an appropriate report with the SEC pursuant to the Exchange Act or otherwise. The Company agrees to file such amendment, supplement or report or otherwise disclose such additional information as soon as practicable following such notice of such Suspension. Notwithstanding the foregoing, the Company agrees that no Suspension shall be for a period of longer than 60 days and no Suspension or Suspensions shall be for an aggregate in any 365-day period of longer than 90 days.

(d) With a view to making available to the Purchaser the benefits of Rule 144 (or its successor rule) and any other rule or regulation of the SEC that may at any time permit the Purchaser to sell Registrable Securities to the public without registration, the Company covenants and agrees to: (A) make and keep public information available, as those terms are understood and defined in Rule 144, until the earlier of (1) one year after such date as all of the Purchasers’ Registrable Securities may be resold without volume or manner of sale limitations pursuant to Rule 144(b) or any other rule of similar effect or (2) such date as all of the Purchasers’ Registrable Securities shall have been resold; (B) file with the SEC in a timely manner all reports and other documents required of the Company under the Exchange Act; and (C) furnish to the Purchaser upon request, as long as the Purchaser owns any Registrable Securities, (1) a written statement by the Company that it has complied with the reporting requirements of the Exchange Act, (2) a copy of the Company’s most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q, except to the extent that such documents are available from the SEC on its EDGAR website, and (3) such other information as may be reasonably requested in order to avail the Purchaser of any rule or regulation of the SEC that permits the selling of any such Registrable Securities without registration.

(e) It shall be a condition to the Company’s obligations to take any action under this Agreement with respect to the registration of the Purchaser’s Registrable Securities that the Purchaser shall promptly furnish to the Company, upon request, such reasonable and customary information regarding itself, the Purchaser’s Registrable Securities, and the intended method of disposition of such Registrable Securities. In connection therewith, the Purchaser shall be required to represent to the Company that all such information which is given is both complete and accurate in all material respects when made.

14. INDEMNIFICATION AND CONTRIBUTION

(a) For purposes of this Section 14 only:

(i) the term “Purchaser” shall include the Purchaser and any affiliate (as such term is defined pursuant to Rule 12b-2 promulgated under the Exchange Act) of such Purchaser;

(ii) the term “Prospectus” shall mean the prospectus and any amendment or supplement thereto in the form first filed with the SEC pursuant to Rule 424(b) promulgated under the Securities Act or, if no Rule 424(b) filing is required, filed as part of the Registration Statement at the time of effectiveness, as supplemented or amended from time to time; and

(iii) the term “Registration Statement” shall include any final prospectus, exhibit, supplement or amendment included in or relating to a Registration Statement.

(b) The Company agrees to indemnify and hold harmless the Purchaser, each of its partners and each person, if any, who controls the Purchaser within the meaning of the Securities Act against any losses, claims, damages, liabilities or expenses, joint or several, to which the Purchaser may become subject, under the Securities Act, the Exchange Act, or any other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company, such consent not to be unreasonably withheld, conditioned or delayed), insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in a Registration Statement or Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, and will reimburse the Purchaser, each of its partners and each person, if any, who controls the Purchaser within the meaning of the Securities Act for any legal and other expenses as such expenses are reasonably incurred by the Purchaser, any of its partners or any person, if any, who controls the Purchaser within the meaning of the Securities Act in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the Company will not be liable to the Purchaser in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon (i) an untrue statement or alleged untrue statement or omission or alleged omission made in a Registration Statement or Prospectus in reliance upon (and prior to the furnishing by the Purchaser of corrective information to the Company) and in conformity with written information furnished to the Company by or on behalf of the Purchaser expressly for use therein or (ii) any failure by the Purchaser to comply with the covenant contained in Section 10(a) above respecting the sale of the Underlying Shares during a Suspension unless such failure by the Purchaser results from the Company’s failure to provide written notice of a Suspension to the Purchaser.

(c) The Purchaser shall indemnify and hold harmless the Company, each of its directors, each of its officers who signed a Registration Statement and each person, if any, who controls the Company within the meaning of the Securities Act, against any losses, claims, damages, liabilities or expenses to which the Company, each of its directors, each of its officers who signed a Registration Statement or controlling person may become subject, under the Securities Act, the Exchange Act, or any other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Purchaser) insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) arise out of or are based upon any (i) any failure by the Purchaser to comply with the covenant contained in Section 10(a) above respecting the sale of the Underlying Shares during a Suspension unless such failure by the Purchaser results from the Company’s failure to provide written notice of a Suspension to the Purchaser or (ii) untrue statement or alleged untrue statement of any material fact contained in a Registration Statement or the Prospectus, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in a Registration Statement or Prospectus in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Purchaser expressly for use therein, and will reimburse the Company, each of its directors, each of its officers who signed a Registration Statement or controlling persons for any legal and other expense reasonably incurred, as such expenses are reasonably incurred by the Company, each of its directors, each of its officers who signed a Registration Statement or controlling persons in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action.

(d) Promptly after receipt by an indemnified party under this Section 14 of notice of the threat or commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 14, promptly notify the indemnifying party in writing thereof, but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party hereunder or otherwise to the extent it is not prejudiced as a result of such failure. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with all other indemnifying parties similarly notified, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be a conflict between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 14 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed such counsel in connection with the assumption of legal defenses in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel, representing the indemnified parties who are parties to such action) or (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of action, in each of which cases the reasonable fees and expenses of counsel shall be at the expense of the indemnifying party. No indemnifying party, in the defense of any claim covered by this Section 14, shall, except with the prior written consent of the indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release of the indemnified party and the indemnifying party from all liability in respect to such claim. An indemnified party shall not consent to entry of any judgment or enter into any settlement without the prior written consent of the indemnifying party.

(e) If the indemnification provided for in this Section 14 is unavailable to or insufficient to hold harmless an indemnified party under subsection (b) or (c) above in respect of any losses, claims, damages, liabilities or expenses (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and the Purchaser on the other in connection with the statements or omissions or other matters which resulted in such losses, claims, damages, liabilities or expenses (or actions in respect thereof), as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, in the case of an untrue statement, whether the untrue statement relates to information supplied by the Company on the one hand or the Purchaser on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement. The Company and the Purchaser agree that it would not be just and equitable if contribution pursuant to this subsection (e) were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to above in this subsection (e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or expenses (or actions in respect thereof) referred to above in this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(f) Notwithstanding the foregoing or anything to the contrary contained herein, the Purchaser will not be liable for any losses, claims, damages, liabilities or expenses (or actions in respect thereof) in excess of the net amount received by the Purchaser from the sale of the Underlying Shares.

15. MISCELLANEOUS

(a) Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the Commonwealth of Massachusetts, United States of America, without giving effect to any choice of law or conflict of law provision or rule (whether of the Commonwealth of Massachusetts or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the Commonwealth of Massachusetts. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

(b) Entire Agreement. This Agreement and the documents referenced herein and therein constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein and therein. This Agreement and the documents referenced herein and therein supersede all prior agreements and understandings among the parties hereto with respect to the subject matter hereof and thereof.

(c) Amendments and Waivers. No provision of this Agreement may be amended or waived other than by an instrument in writing signed by the Company and by the Purchaser.

(d) Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) upon receipt, when sent via a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

If to the Company:

GTC Biotherapeutics, Inc.

175 Crossing Boulevard

Suite 410

Framingham, MA 01702

Tel:	(508) 270-2061
Fax:	(508) 271-3491
Attn:	Geoffrey F. Cox, Ph.D.

Chairman, President and Chief Executive Officer

with a copy to:

Edwards Angell Palmer & Dodge LLP

111 Huntington Avenue

Boston, MA 02199

Tel:	(617) 239-0100
Fax:	(617) 227-4420
Attn:	Nathaniel S. Gardiner, Esq.

If to the Purchaser:

LFB Biotechnologies S.A.S.

3, avenue des Tropiques

LES ULIS

91940 Courtaboeuf - France

Tel:	+33 (0) 1 69 82 70 10
Fax:	+33 (0) 1 6982 72 67
Attn:	M. Christian Bechon, President

with a copy to:

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

One Financial Center

Boston, MA 02111

Tel:	(617) 542-6000
Fax:	(617) 542-2241
Attn:	Brian P. Keane, Esq.

(e) No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

(f) Directors and Officers Liability Insurance. The Purchaser agrees to cause the Company to either (i) provide continuing Directors and Officers liability insurance coverage to all directors and officers that are currently covered by the Company’s primary and excess Directors and Officers liability policies for at least three years after the Closing Date or (ii) provide tail coverage for at least three years after the Closing Date for all directors and officers that are currently covered by the Company’s primary and excess Directors and Officers liability policies; in each case that is substantially equivalent to the Company’s existing directors and officers liability insurance program, or if substantially equivalent insurance coverage is not available, the best available coverage, provided, further, that the aggregate cost of such insurance shall not exceed more than 200% of the aggregate premium (the “200% Cap Amount”) paid by the Company for its existing directors and officers liability insurance program (in which event, the premium coverage amount that may be purchased with the 200% Cap Amount shall be obtained).

(g) Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(h) Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

(i) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns. Notwithstanding anything to the contrary to set forth herein, the rights and benefits provided under Section 6, Section 9, Section 10(e), and Section 11 are the exclusive rights and benefits of the Purchaser and are not transferable or assignable, except to affiliates of the Purchaser or with the express written consent of the Company, or with respect to Section 11(e), after such rights, licenses and sublicenses granted thereunder shall become perpetual and non-terminable.

(j) Survival. The representations and warranties of the Company and the Purchaser contained in Sections 7 and 8, respectively, shall survive only for a period of two years from the last Closing Date hereunder and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the Purchaser or the Company.

(k) Expenses. The Company shall reimburse the Purchaser for any reasonable fees and expenses, including, without limitation, fees of the Purchaser’s legal counsel, that it incurs in connection with the consummation of the transactions contemplated by this Agreement and in satisfying its obligations under this Agreement in an amount not to exceed $100,000.

(l) Headings. The headings of this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(m) Counterparts. This Agreement may be executed in identical counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement. This Agreement, once executed by a party, may be delivered to the other party hereto by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

[Remainder of page intentionally left blank.

Signature page to follow.]

IN WITNESS WHEREOF, the parties have caused this Securities Purchase Agreement to be duly executed as of the date first written above.

COMPANY:

GTC BIOTHERAPEUTICS, INC.

By:	/s/ Geoffrey F. Cox
Geoffrey F. Cox
Chairman, Chief Executive Officer and President

PURCHASER:

LFB BIOTECHNOLOGIES S.A.S.

By:	/s/ Max Berger
Max Berger, Director of Legal Affairs, for and on behalf of Christian Bechon, President Directeur General, by Power of Attorney dated June 18, 2009

Exhibit A

Form of Certificate of Designations for Series E-1 Preferred Stock

CERTIFICATE OF DESIGNATIONS, PREFERENCES AND RIGHTS

OF

SERIES E-1 10% CONVERTIBLE PREFERRED STOCK

OF

GTC BIOTHERAPEUTICS, INC.

GTC Biotherapeutics, Inc., a corporation organized and existing under the laws of the Commonwealth of Massachusetts (the “Corporation”), hereby certifies that, pursuant to authority vested in the Board of Directors of the Corporation by Article 4.1 of the Restated Articles of Organization of the Corporation, the following resolutions were adopted on June 18, 2009 by the Board of Directors of the Company pursuant to Section 10.05 of the Massachusetts Business Corporations Act.

“RESOLVED that, pursuant to authority vested in the Board of Directors of the Corporation by Article 4.1 of the Company’s Restated Articles of Organization, out of the total authorized number of 5,000,000 shares of preferred stock, par value $0.01 per share (the “Preferred Stock”), there shall be designated a series of preferred shares which shall be issued in and constitute a single series to be known as “Series E-1 10% Convertible Preferred Stock” (hereinafter called the “Series E-1 Preferred Stock”). The shares of Series E-1 Preferred Stock having the voting powers, designations, preferences and other special rights, and qualifications, limitations and restrictions thereof set forth below:

Section 1. Definitions.

Capitalized terms used and not otherwise defined herein that are defined in the Securities Purchase Agreement shall have the meanings given such terms in the Securities Purchase Agreement. For the purposes hereof, the following terms shall have the following meanings:

“Alternate Consideration” shall have the meaning set forth in Section 7(e).

“Bankruptcy Event” means any of the following events: (a) the Corporation or any Significant Subsidiary (as such term is defined in Rule 1-02(w) of Regulation S-X) thereof commences a case or other proceeding under any bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction relating to the Corporation or any Significant Subsidiary thereof; (b) there is commenced against the Corporation or any Significant Subsidiary thereof any such case or proceeding that is not dismissed within 60 days after commencement; (c) the Corporation or any Significant Subsidiary thereof is adjudicated insolvent or bankrupt or any order of relief or other order approving any such case or proceeding is entered; (d) the Corporation or any Significant Subsidiary thereof suffers any appointment of any custodian or the like for it or any substantial part of its property that is not discharged or stayed within 60 calendar days after such appointment; (e) the Corporation or any Significant Subsidiary thereof makes a general assignment for the benefit of creditors; (f) the Corporation or any Significant Subsidiary thereof calls a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts; or (g) the Corporation or any Significant Subsidiary thereof, by any act or failure to act, expressly indicates its consent to, approval of or acquiescence in any of the foregoing or takes any corporate or other action for the purpose of effecting any of the foregoing.

“Business Day” means any day except a Saturday, Sunday, any day which shall be a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Buy-In” shall have the meaning set forth in Section 6(e)(iii).

“Change of Control Transaction” means the occurrence after the date hereof of any of (i) an acquisition by an individual, legal entity or “group” (as described in Rule 13d-5(b)(1) promulgated under the Exchange Act) other than LFB of effective control (whether through legal or beneficial ownership of capital stock of the Corporation, by contract or otherwise) of in excess of 33% of the voting securities of the Corporation (other than by means of conversion of Series E-1 Preferred Stock or Series E-2 Preferred Stock), or (ii) the Corporation merges into or consolidates with any other Person, or any Person merges into or consolidates with the Corporation and, after giving effect to such transaction, the shareholders of the Corporation immediately prior to such transaction own less than 66% of the aggregate voting power of the Corporation or the successor entity of such transaction, or (iii) the Corporation sells or transfers all or substantially all of its assets to another Person and the shareholders of the Corporation immediately prior to such transaction own less than 66% of the aggregate voting power of the acquiring entity immediately after the transaction, or (iv) a replacement at one time or within a one year period of more than one-half of the members of the Corporation’s board of directors which is not approved by a majority of those individuals who are members of the board of directors on the date hereof (or by those individuals who are serving as members of the board of directors on any date whose nomination to the board of directors was approved by a majority of the members of the board of directors who are members on the date hereof), unless such replacement results from the exercise by LFB of contractual rights to designate representatives to the Corporation’s board of directors, or (v) the execution by the Corporation of an agreement to which the Corporation is a party or by which it is bound, providing for any of the events set forth in clauses (i) through (iv) herein.

“Commission” means the Securities and Exchange Commission.

“Common Stock” means the Corporation’s common stock, par value $0.01 per share, and stock of any other class of securities into which such securities may hereafter be reclassified or changed into.

“Common Stock Equivalents” means any securities of the Corporation or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock; provided, however, that Common Stock Equivalents shall not include any debt securities of the Corporation, unless such debt securities are convertible into Common Stock or Common Stock Equivalents.

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“Conversion Amount” means the sum of the Stated Value at issue.

“Conversion Date” shall have the meaning set forth in Section 6(a).

“Conversion Price” shall have the meaning set forth in Section 6(b).

“Conversion Shares” means, collectively, the shares of Common Stock issuable upon conversion of the shares of Series E-1 Preferred Stock in accordance with the terms hereof.

“Dividend Payment Date” shall have the meaning set forth in Section 3(a).

“Escrow Agreement” shall have the meaning set forth in the Securities Purchase Agreement.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Five Year Redemption” shall have the meaning set forth in Section 8.

“Five Year Redemption Amount” means the sum of (i) 100% of the aggregate Stated Value then outstanding, (ii) accrued but unpaid dividends, and (iii) all liquidated damages and other amounts due in respect of the Series E-1 Preferred Stock.

“Fundamental Transaction” shall have the meaning set forth in Section 7(e).

“Holder” shall have the meaning given such term in Section 2.

“Junior Securities” means the Common Stock and all other Common Stock Equivalents of the Corporation other than the Series E-2 Preferred Stock, and those securities which are explicitly senior or pari passu to the Series E-1 Preferred Stock in dividend rights or liquidation preference.

“LFB” means LFB Biotechnologies S.A.S. and its stockholder, Laboratoire Francais du Fractionnement et des Biotechnologies and their respective direct and indirect subsidiaries.

“Liquidation” shall have the meaning set forth in Section 5.

“Make-Whole Payment” shall have the meaning set forth in Section 11.

“Notice of Conversion” shall have the meaning set forth in Section 6(a).

“Original Issue Date” means the relevant Closing Date at which such shares of Series E-1 Preferred Stock are initially issued, regardless of the number of transfers of any particular shares of Series E-1 Preferred Stock and regardless of the number of certificates which may be issued to evidence such Series E-1 Preferred Stock, and which shall not be earlier than the First Closing Date.

“Preferred Transaction Documents” shall have the meaning set forth in the Securities Purchase Agreement.

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“Redemption Date” shall have the meaning set forth in Section 8.

“Redemption Notice” shall have the meaning set forth in Section 8.

“Registration Statement” shall have the meaning set forth in the Securities Purchase Agreement.

“Securities Purchase Agreement” means the Securities Purchase Agreement, dated as of June 18, 2009, to which the Corporation and the original Holder signatory thereto are parties, as amended, modified or supplemented from time to time in accordance with its terms.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Security Agreement” shall have the meaning set forth in the Securities Purchase Agreement.

“Series E-1 Preferred Stock” shall have the meaning set forth in Section 2.

“Series E-2 Preferred Stock” means the shares of Series E-2 10% Convertible Preferred Stock, whose characteristics are set forth in the Certificate of Designations, Preferences and Rights of Series E-2 10% Convertible Preferred Stock filed on the date hereof.

“Share Delivery Date” shall have the meaning set forth in Section 6(d).

“Stated Value” shall have the meaning set forth in Section 2.

“Subsidiary” shall have the meaning set forth in the Securities Purchase Agreement.

“Trading Day” means a day on which the principal Trading Market is open for business.

“Trading Market” means the following exchanges on which the Common Stock is listed for trading on the date in question: the OTC Bulletin Board, the US Alternext LLC, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market and the New York Stock Exchange.

“Triggering Event” shall have the meaning set forth in Section 9(a).

“Triggering Redemption Amount” means, for each share of Series E-1 Preferred Stock, the sum of (i) the Stated Value, (ii) all accrued but unpaid dividends thereon, and (iii) all liquidated damages and other costs, expenses or amounts due in respect of the Series E-1 Preferred Stock.

“Triggering Redemption Payment Date” shall have the meaning set forth in Section 9(b).

“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market other than the OTC Bulletin Board, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on such Trading Market on which the Common Stock is then

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listed or quoted for trading as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)); (b) if the Common Stock is then listed on the OTC Bulletin Board, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the OTC Bulletin Board; (c) if the Common Stock is not then quoted for trading on the OTC Bulletin Board and if prices for the Common Stock are then reported in the “Pink Sheets” published by Pink Sheets, LLC (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported; or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Holders and reasonably acceptable to the Corporation, the fees and expenses of which shall be paid by the Corporation.

Section 2. Designation, Amount, Par Value and Rank. The series of Preferred Stock shall be designated as its Series E-1 10% Convertible Preferred Stock (the “Series E-1 Preferred Stock”) and the number of shares so designated shall be 18,000 (which shall not be subject to increase without the written consent of all of the holders of the Series E-1 Preferred Stock (each, a “Holder” and collectively, the “Holders”)). Each share of Series E-1 Preferred Stock shall have a par value of $0.01 per share and a stated value equal to $1,000 (the “Stated Value”). The Series E-1 Preferred Stock shall rank pari passu with the Series E-2 Preferred Stock and senior to all other outstanding series of Preferred Stock with respect to the right to receive dividends, to receive the liquidation preference upon Liquidation or upon redemption of the Series E-1 Preferred Stock at the option of the Holder, such that no amounts shall be payable in respect of Junior Stock unless all amounts in respect of any such event (dividend, liquidation or optional redemption) have been paid in full in respect of the Series E-1 Preferred Stock.

Section 3. Dividends.

(a) Dividends. Holders shall be entitled to receive, and the Corporation shall pay, cumulative dividends at the rate per share (as a percentage of the initial Stated Value) of 10% per annum, payable semiannually on January 1 and July 1, beginning on January 1, 2010, on each Conversion Date (with respect only to shares of Series E-1 Preferred Stock being converted) and on the Redemption Date (each such date, a “Dividend Payment Date”) (if any Dividend Payment Date is not a Trading Day, the applicable payment shall be due on the next succeeding Trading Day) in cash. Dividends on the Series E-1 Preferred Stock shall be calculated on the basis of a 360-day year, consisting of twelve 30-day periods, shall accrue daily commencing on the Original Issue Date, and shall be deemed to accrue from such Original Issue Date whether or not earned or declared and whether or not there are profits, surplus or other funds of the Corporation legally available for the payment of dividends. Any dividends that are not paid within three Trading Days following a Dividend Payment Date shall continue to accrue and shall entail a late fee, payable in cash, at the rate of 18% per annum or the lesser rate permitted by applicable law (such late fee shall accrue daily from the Dividend Payment Date through and including the date of payment).

(b) Payments in Respect of Junior Stock. So long as any Series E-1 Preferred Stock shall remain outstanding, neither the Corporation nor any Subsidiary thereof shall redeem, purchase or otherwise acquire directly or indirectly any Junior Securities except as expressly permitted by Section 10(b). So long as any Series E-1 Preferred Stock shall remain outstanding,

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neither the Corporation nor any Subsidiary thereof shall directly or indirectly pay or declare any dividend or make any distribution upon (other than a dividend or distribution described in Section 6 or dividends due and paid in the ordinary course on senior preferred stock of the Corporation), nor shall any distribution be made in respect of, any Junior Securities as long as any dividends due on the Series E-1 Preferred Stock remain unpaid, nor shall any monies be set aside for or applied to the purchase or redemption (through a sinking fund or otherwise) of any Junior Securities or shares pari passu with the Series E-1 Preferred Stock.

Section 4. Voting Rights.

The Series E-1 Preferred Stock shall have no voting rights, except as required by applicable law. Notwithstanding the preceding sentence, as long as any shares of Series E-1 Preferred Stock are outstanding, the Corporation shall not, whether by merger or otherwise, without the affirmative vote of the Holders of a majority of the then outstanding shares of the Series E-1 Preferred Stock, (a) alter or change adversely the powers, preferences or rights given to the Series E-1 Preferred Stock, (b) authorize or create any class of stock ranking as to dividends, redemption or distribution of assets upon a Liquidation senior to or otherwise pari passu with the Series E-1 Preferred Stock; provided, however, that this clause (b) shall not apply to the authorization or creation of the Series E-2 Preferred Stock, (c) amend its Restated Articles of Organization or other charter documents in any manner that adversely affects any rights of the Holders, (d) increase the number of authorized shares of Series E-1 Preferred Stock, (e) take any actions prohibited by Section 6, 9(f), 11(b) and 11(d) of the Securities Purchase Agreement, or (f) enter into any agreement with respect to any of the foregoing.

Section 5. Liquidation. Upon any liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary (a “Liquidation”), the Holders shall be entitled to receive out of the assets, whether capital or surplus, of the Corporation an amount equal to the sum of (i) the Stated Value, and (ii) any accrued and unpaid dividends thereon and any other fees or liquidated damages owing thereon, which amount shall be paid before any distribution or payment shall be made to the holders of any Junior Securities, and if the assets of the Corporation shall be insufficient to pay in full such amounts, then the entire assets to be distributed to the Holders shall be ratably distributed among the Holders (on a pari passu basis with the holders of the Series E-2 Preferred Stock) in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full. A Fundamental Transaction or Change of Control Transaction shall not be deemed a Liquidation. The Corporation shall mail written notice of any such Liquidation, not less than 45 days prior to the payment date stated therein, to each Holder.

Section 6. Conversion and Exchange Rights.

(a) Conversions at Option of Holder. Each share of Series E-1 Preferred Stock shall be convertible, at any time and from time to time at the option of the Holder thereof, into that number of shares of Common Stock determined by dividing the Stated Value of such share of Series E-1 Preferred Stock by the Conversion Price. Holders shall effect conversions by providing the Corporation with the form of conversion notice attached hereto as Annex A (a “Notice of Conversion”). Each Notice of Conversion shall specify the number of shares of Series E-1 Preferred Stock to be converted, the number of shares of Series E-1 Preferred Stock owned

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prior to the conversion at issue, the number of shares of Series E-1 Preferred Stock owned subsequent to the conversion at issue, the Make-Whole Payment in respect of the shares of Series E-1 Preferred Stock to be converted, and the date on which such conversion is to be effected, which date may not be prior to the date the applicable Holder delivers by facsimile such Notice of Conversion to the Corporation (such date, the “Conversion Date”). If no Conversion Date is specified in a Notice of Conversion, the Conversion Date shall be the date that such Notice of Conversion to the Corporation is deemed delivered hereunder. The calculations and entries set forth in the Notice of Conversion shall control in the absence of manifest or mathematical error. To effect conversions of shares of Series E-1 Preferred Stock, a Holder shall be required to surrender the certificate(s) representing such shares of Series E-1 Preferred Stock to the Corporation. Shares of Series E-1 Preferred Stock converted into Common Stock or redeemed in accordance with the terms hereof shall be canceled and shall not be reissued. Upon any conversion of shares of Series E-1 Preferred Stock with a Conversion Date on or prior to the first anniversary of the Original Issue Date of such shares of Series E-1 Preferred Stock, the Company shall pay or cause to be paid to the Holder converting such shares the Make-Whole Payment, if any, in respect of the shares converted in accordance with Section 11.

(b) Conversion Price. The conversion price for the Series E-1 Preferred Stock shall equal $2.63, subject to adjustment as provided herein (the “Conversion Price”).

(c) Reserved.

(d) Mechanics of Conversion.

i. Delivery of Certificate Upon Conversion. Not later than three Trading Days after each Conversion Date (the “Share Delivery Date”), the Corporation shall deliver, or cause to be delivered, to the converting Holder a certificate or certificates representing the number of shares of Common Stock being acquired upon the conversion of shares of Series E-1 Preferred Stock. If, in the case of any Notice of Conversion, such certificate or certificates are not delivered to or as directed by the applicable Holder by the seventh Trading Day after the Conversion Date, the applicable Holder shall be entitled to elect to rescind such Conversion Notice by written notice to the Corporation at any time on or before its receipt of such certificate or certificates, in which event the Corporation shall promptly return to such Holder any original Series E-1 Preferred Stock certificate delivered to the Corporation and such Holder shall promptly return any Common Stock certificates representing the shares of Series E-1 Preferred Stock tendered for conversion to the Corporation.

ii. Obligation Absolute; Partial Liquidated Damages. The Corporation’s obligation to issue and deliver the Conversion Shares upon conversion of Series E-1 Preferred Stock in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by a Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by such Holder or any other Person of any obligation to the Corporation or any violation or alleged violation of law by such Holder or any other person, and irrespective of any other circumstance which might otherwise limit such obligation of the Corporation to such Holder in connection with the issuance of such Conversion Shares; provided, however, that such delivery

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shall not operate as a waiver by the Corporation of any such action that the Corporation may have against such Holder. In the event a Holder shall elect to convert any or all of the Stated Value of its Series E-1 Preferred Stock, the Corporation may not refuse conversion based on any claim that such Holder or any one associated or affiliated with such Holder has been engaged in any violation of law, agreement or for any other reason, unless an injunction from a court, on notice to Holder, restraining and/or enjoining conversion of all or part of the Series E-1 Preferred Stock of such Holder shall have been sought and obtained. In the absence of such injunction, the Corporation shall issue Conversion Shares upon a properly noticed conversion. If the Corporation fails to deliver to a Holder such certificate or certificates pursuant to Section 6(d)(i) on the second Trading Day after the Share Delivery Date applicable to such conversion, the Corporation shall pay to such Holder, in cash, as liquidated damages and not as a penalty, for each $10,000 of Stated Value of Series E-1 Preferred Stock being converted, $10 per Trading Day for each Trading Day after such second Trading Day after the Share Delivery Date until such certificates are delivered. Nothing herein shall limit a Holder’s right to pursue actual damages or declare a Triggering Event pursuant to Section 9 for the Corporation’s failure to deliver Conversion Shares within the period specified herein and such Holder shall have the right to pursue all remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief. The exercise of any such rights shall not prohibit a Holder from seeking to enforce damages pursuant to any other Section hereof or under applicable law.

iii. Compensation for Buy-In on Failure to Timely Deliver Certificates Upon Conversion. If the Corporation fails to deliver to a Holder the applicable certificate or certificates by the second Trading Day following the Share Delivery Date pursuant to Section 6(d)(i), and if after such date such Holder is required by its brokerage firm to purchase (in an open market transaction or otherwise), or the Holder’s brokerage firm purchases, shares of Common Stock to deliver in satisfaction of a sale by such Holder of the Conversion Shares which such Holder was entitled to receive upon the conversion relating to such Share Delivery Date (a “Buy-In”), then the Corporation shall (A) pay in cash to such Holder (in addition to any other remedies available to or elected by such Holder) the amount by which (x) such Holder’s total purchase price (including any brokerage commissions) for the shares of Common Stock so purchased exceeds (y) the product of (1) the aggregate number of shares of Common Stock that such Holder was entitled to receive from the conversion at issue multiplied by (2) the actual sale price at which the sell order giving rise to such purchase obligation was executed (including any brokerage commissions) and (B) at the option of such Holder, either reissue (if surrendered) the shares of Series E-1 Preferred Stock equal to the number of shares of Series E-1 Preferred Stock submitted for conversion or deliver to such Holder the number of shares of Common Stock that would have been issued if the Corporation had timely complied with its delivery requirements under Section 6(e)(i). For example, if a Holder purchases shares of Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted conversion of shares of Series E-1 Preferred Stock with respect to which the actual sale price (including any brokerage commissions) giving rise to such purchase obligation was a total of $10,000 under clause (A) of the immediately preceding sentence, the Corporation shall be required to pay such Holder $1,000. The Holder shall provide the Corporation written notice indicating the amounts payable to such Holder in respect of the Buy-In and, upon request of the Corporation, evidence of the amount of such loss. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific

8

performance and/or injunctive relief with respect to the Corporation’s failure to timely deliver certificates representing shares of Common Stock upon conversion of the shares of Series E-1 Preferred Stock as required pursuant to the terms hereof.

iv. Reservation of Shares Issuable Upon Conversion. The Corporation covenants that it will at all times use reasonable best efforts to reserve and keep available out of its authorized and unissued shares of Common Stock for the sole purpose of issuance upon conversion of the Series E-1 Preferred Stock and payment of dividends on the Series E-1 Preferred Stock, each as herein provided, free from preemptive rights or any other actual contingent purchase rights of Persons other than the Holders of the Series E-1 Preferred Stock, not less than such aggregate number of shares of the Common Stock as shall (subject to the terms and conditions in the Securities Purchase Agreement) be issuable (taking into account the adjustments and restrictions of Section 7) upon the conversion of all outstanding shares of Series E-1 Preferred Stock and payment of dividends hereunder. The Corporation covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly authorized, validly issued, fully paid and nonassessable and, if a Registration Statement relating to the Conversion Shares is then effective under the Securities Act, shall be registered for public sale in accordance with such Registration Statement.

v. Fractional Shares. Upon a conversion hereunder, the Corporation shall not be required to issue stock certificates representing fractions of shares of Common Stock, but shall if otherwise permitted, make a cash payment in respect of any final fraction of a share based on the VWAP at such time.

vi. Transfer Taxes. The issuance of certificates for shares of the Common Stock on conversion of this Series E-1 Preferred Stock shall be made without charge to any Holder for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificates, provided that the Corporation shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the Holders of such shares of Series E-1 Preferred Stock so converted and the Corporation shall not be required to issue or deliver such certificates unless or until the Person or Persons requesting the issuance thereof shall have paid to the Corporation the amount of such tax or shall have established to the satisfaction of the Corporation that such tax has been paid.

Section 7. Certain Adjustments.

(a) Stock Dividends and Stock Splits. If the Corporation, at any time while this Series E-1 Preferred Stock is outstanding: (A) pays a stock dividend or otherwise makes a distribution or distributions payable in shares of Common Stock on shares of Common Stock or any other Common Stock Equivalents (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Corporation upon conversion of, or payment of a dividend on, this Series E-1 Preferred Stock or the Series E-2 Preferred Stock (so long as a similar dividend is paid on this Series E-1 Preferred Stock)); (B) subdivides outstanding shares of Common Stock into a larger number of shares; (C) combines (including by way of a reverse stock split) outstanding shares of Common Stock into a smaller number of shares; or (D) issues, in the event of a reclassification of shares of the Common Stock, any shares of capital stock of the

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Corporation, then the Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding any treasury shares of the Corporation) outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment made pursuant to this Section 7(a) shall become effective immediately after the record date for the determination of shareholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

(b) [RESERVED].

(c) Subsequent Rights Offerings. If the Corporation, at any time while this Series E-1 Preferred Stock is outstanding, shall issue rights, options or warrants to all holders of Common Stock (and not to Holders) entitling them to subscribe for or purchase shares of Common Stock at a price per share that is lower than the VWAP on the record date referenced below, then the Conversion Price shall be multiplied by a fraction of which the denominator shall be the number of shares of the Common Stock outstanding on the date of issuance of such rights or warrants plus the number of additional shares of Common Stock offered for subscription or purchase, and of which the numerator shall be the number of shares of the Common Stock outstanding on the date of issuance of such rights or warrants plus the number of shares which the aggregate offering price of the total number of shares so offered (assuming delivery to the Corporation in full of all consideration payable upon exercise of such rights, options or warrants) would purchase at such VWAP. Such adjustment shall be made whenever such rights or warrants are issued, and shall become effective immediately after the record date for the determination of shareholders entitled to receive such rights, options or warrants.

(d) Pro Rata Distributions. If the Corporation, at any time while this Series E-1 Preferred Stock is outstanding, distributes to all holders of Common Stock (and not to Holders) evidences of its indebtedness or assets (including cash and cash dividends) or rights or warrants to subscribe for or purchase any security (other than Common Stock, which shall be subject to Section 7(c)), then in each such case the Conversion Price shall be adjusted by multiplying such Conversion Price in effect immediately prior to the record date fixed for determination of shareholders entitled to receive such distribution by a fraction of which the denominator shall be the VWAP determined as of the record date mentioned above, and of which the numerator shall be such VWAP on such record date less the then fair market value at such record date of the portion of such assets, evidence of indebtedness or rights or warrants so distributed applicable to one outstanding share of the Common Stock as determined by the Board of Directors of the Corporation in good faith. In either case the adjustments shall be described in a statement delivered to the Holders describing the portion of assets or evidences of indebtedness so distributed or such subscription rights applicable to one share of Common Stock. Such adjustment shall be made whenever any such distribution is made and shall become effective immediately after the record date mentioned above.

(e) Fundamental Transaction. If, at any time while this Series E-1 Preferred Stock is outstanding, (A) the Corporation effects any merger or consolidation of the Corporation with or into another Person, (B) the Corporation effects any sale of all or substantially all of its assets in one transaction or a series of related transactions, (C) any tender offer or exchange offer

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(whether by the Corporation or another Person) is completed pursuant to which holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property, or (D) the Corporation effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (in any such case, a “Fundamental Transaction”), then, upon any subsequent conversion of this Series E-1 Preferred Stock, the Holders shall have the right to receive, for each Conversion Share that would have been issuable upon such conversion immediately prior to the occurrence of such Fundamental Transaction, the same kind and amount of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had converted the Series E-1 Preferred Stock immediately prior to such Fundamental Transaction (the “Alternate Consideration”). For purposes of any such conversion, the determination of the Conversion Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Corporation shall apportion the Conversion Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holders shall be given the same choice as to the Alternate Consideration it receives upon any conversion of this Series E-1 Preferred Stock following such Fundamental Transaction. To the extent necessary to effectuate the foregoing provisions, any successor to the Corporation or surviving entity in such Fundamental Transaction shall adopt articles of incorporation or an amendment to its articles of incorporation with the same terms and conditions and issue to the Holders new preferred stock consistent with the foregoing provisions and evidencing the Holders’ right to convert such preferred stock into Alternate Consideration. The terms of any agreement pursuant to which a Fundamental Transaction is effected shall include terms requiring any such successor or surviving entity to comply with the provisions of this Section 7(e) and insuring that this Series E-1 Preferred Stock (or any such replacement security) will be similarly adjusted upon any subsequent transaction analogous to a Fundamental Transaction.

(f) Calculations. All calculations under this Section 7 shall be made to the nearest cent or the nearest  1/100th of a share, as the case may be. For purposes of this Section 7, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding any treasury shares of the Corporation) issued and outstanding.

(g) Notice to the Holders.

i. Adjustment to Conversion Price. Whenever the Conversion Price is adjusted pursuant to any provision of this Section 7, the Corporation shall promptly mail to each Holder a notice setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

ii. Notice to Allow Conversion by Holder. If (A) the Corporation shall declare a dividend (or any other distribution in whatever form) on the Common Stock, (B) the Corporation shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock, (C) the Corporation shall authorize the granting to all holders of the Common Stock of rights or

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warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (D) the approval of any shareholders of the Corporation shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Corporation is a party, any sale or transfer of all or substantially all of the assets of the Corporation, of any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property or (E) the Corporation shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Corporation, then, in each case, the Corporation shall cause to be filed at each office or agency maintained for the purpose of conversion of this Series E-1 Preferred Stock, and shall cause to be delivered to each Holder at its last address as it shall appear upon the stock books of the Corporation, at least 20 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange, provided that the failure to deliver such notice or any defect therein or in the delivery thereof shall not affect the validity of the corporate action required to be specified in such notice. The Holder is entitled to convert the Stated Value of its Series E-1 Preferred Stock during the 20-day period commencing on the date of such notice through the effective date of the event triggering such notice.

Section 8. Five Year Redemption. On or after the fifth anniversary of the Original Issue Date of any shares Series E-1 Preferred Stock, the Company shall have the right to redeem all, but not less than all, and the Holder of such shares of Series E-1 Preferred Stock, upon written notice to the Corporation, shall have the right to cause the Corporation to redeem all, but not less than all, of such shares of Series E-1 Preferred Stock, for an amount in cash equal to the Five Year Redemption Amount (such redemption, the “Five Year Redemption”). The Corporation covenants and agrees that it will honor all Conversion Notices tendered pursuant to this Section 8. Any notice of redemption given by the Corporation or the Holder (a “Redemption Notice”) shall be in writing and shall specify the date on which such redemption shall take place (the “Redemption Date”), which shall not be less than three (3) Business Days nor more than five (5) Business Days from the date of such Redemption Notice. If any portion of the cash payment for a Five Year Redemption has not been paid by the Corporation on the Redemption Date, interest shall accrue thereon until such amount is paid in full at a rate equal to the lesser of 18% per annum or the maximum rate permitted by applicable law.

Section 9. Redemption Upon Triggering Events.

(a) “Triggering Event” means any one or more of the following events (whatever the reason and whether it shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

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i. the Corporation shall fail to deliver certificates representing Conversion Shares issuable upon a conversion hereunder that comply with the provisions hereof prior to the fifth Trading Day after such certificates are required to be delivered hereunder, or the Corporation shall provide written notice to any Holder, including by way of public announcement, at any time, of its intention not to comply with requests for conversion of any shares of Series E-1 Preferred Stock in accordance with the terms hereof;

ii. the Corporation shall fail (after written demand from the Holder) to have available a sufficient number of authorized and unreserved shares of Common Stock to issue to such Holder upon a conversion hereunder;

iii. unless specifically addressed elsewhere in this Certificate of Designation as a Triggering Event, the Corporation shall fail to observe or perform any other covenant or agreement contained in the Preferred Transaction Documents, written notice specifying such failure and requiring it to be remedied (and stating that such notice is a “Notice of Default”) shall have been delivered to the Corporation by the Holders of at least 67% of the shares of Series E-1 Preferred Stock then outstanding, and such failure shall not, if subject to the possibility of a cure by the Corporation, have been cured within 30 calendar days after the date on which such written notice was delivered;

iv. the Corporation shall be party to a Change of Control Transaction; or

v. there shall have occurred a Bankruptcy Event.

(b) Rights Upon Triggering Event. Upon the occurrence of a Triggering Event, each Holder shall (in addition to all other rights it may have hereunder or under applicable law) have the right, exercisable at the sole option of such Holder, to require the Corporation to redeem all of the Series E-1 Preferred Stock then held by such Holder for a redemption price equal to the Triggering Redemption Amount; provided, however, that if a Triggering Event arises from the failure to register the re-sale of certain shares of Conversion Shares, the Corporation (i) shall only be so required to redeem those shares of Series E-1 Preferred Stock whose underlying Conversion Shares’ re-sale the Corporation has failed to register, and (ii) shall have 45 calendar days to cure such Triggering Event after delivery of the Notice of Default. The Triggering Redemption Amount shall be due and payable within five Trading Days of the date on which the notice for the payment therefor is provided by a Holder (the “Triggering Redemption Payment Date”). If the Corporation fails to pay in full the Triggering Redemption Amount hereunder on the date such amount is due in accordance with this Section, the Corporation will pay interest thereon at a rate equal to the lesser of 18% per annum or the maximum rate permitted by applicable law, accruing daily from such date until the Triggering Redemption Amount, plus all such interest thereon, is paid in full. For purposes of this Section, a share of Series E-1 Preferred Stock is outstanding until such date as the applicable Holder has been paid the Triggering Redemption Amount in cash.

Section 10. Negative Covenants. So long as any shares of Series E-1 Preferred Stock are outstanding, unless the holders of at least 67% of the then outstanding shares of Series E-1 Preferred Stock shall have otherwise given prior written consent, the Corporation shall not, and

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shall not permit any of its subsidiaries (whether or not a Subsidiary on the Original Issue Date) to, directly or indirectly:

(a) amend the Restated Articles of Organization, its bylaws or other charter documents so as to materially and adversely affect any rights of any Holder;

(b) repay, repurchase or offer to repay, repurchase or otherwise acquire any shares of its Common Stock, Common Stock Equivalents or Junior Securities, except for the Conversion Shares to the extent permitted or required under the Preferred Transaction Documents or as otherwise permitted by the Preferred Transaction Documents;

(c) subject to Section 3(b) hereof, pay cash dividends or distributions on Junior Securities of the Corporation;

(d) enter into, create, incur, assume, guarantee or suffer to exist any Indebtedness, except as allowed or consented to under the Security Agreement; or

(e) enter into any agreement or understanding with respect to any of the foregoing.

Section 11. Make-Whole Payment. Upon the conversion of any shares of Series E-1 Preferred Stock pursuant to Section 6 hereof and provided that the Conversion Date for such shares occurs on or prior to the first anniversary of the Original Issue Date of such shares, the Corporation shall pay or cause to be paid to the Holder of the Series E-1 Preferred Stock so converted cash with respect to the shares of Series E-1 Preferred Stock so converted in an amount equal to $500 per $1,000 Stated Value of the Series E-1 Preferred Stock, less the amount of any dividends paid in respect of the Series E-1 Preferred Stock before the relevant Conversion Date (the “Make-Whole Payment”). The Company shall pay or cause the Make-Whole Payment to be paid within five (5) Business Days of the applicable Conversion Date. If the Make-Whole Payment is not made when due, the Make-Whole Payment shall accrue interest at the rate of 18% per annum or the lesser rate permitted by applicable law (such interest shall accrue daily from the due date through and including the date of payment).

Section 12. Miscellaneous.

(a) Notices. Any and all notices or other communications or deliveries to be provided by the Holders hereunder including, without limitation, any Notice of Conversion, shall be in writing and delivered personally, by facsimile, or sent by a nationally recognized overnight courier service, addressed to the Corporation, at 175 Crossing Boulevard, Framingham, Massachusetts 01702, Attention: Chief Financial Officer, Facsimile: (508) 370-5353 with a copy (which shall not constitute notice) to Edwards Angell Palmer & Dodge LLP, 111 Huntington Avenue, Boston, Massachusetts, Attention: Nathaniel S. Gardiner, Facsimile: (617) 227-4420, or such other facsimile number or address as the Corporation may specify for such purposes by notice to the Holders delivered in accordance with this Section 11. Any and all notices or other communications or deliveries to be provided by the Corporation hereunder shall be in writing and delivered personally, by facsimile, or sent by a nationally recognized overnight courier service addressed to each Holder at the facsimile number or address of such Holder appearing on the books of the Corporation, or if no such facsimile number or address appears on the books of the Corporation, at the principal place of business of the Holders, with a copy

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(which shall not constitute notice) to Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., One Financial Center, Boston, Massachusetts 02111, Attention: Brian Keane, Facsimile: (617) 542-2241. Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section 11 prior to 5:30 p.m. (New York City time) on any date, (ii) the date immediately following the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section 11 between 5:30 p.m. and 11:59 p.m. (New York City time) on any date, (iii) the second Business Day following the date of mailing, if sent by nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given.

(b) Absolute Obligation. Except as expressly provided herein, no provision of this Certificate of Designation shall alter or impair the obligation of the Corporation, which is absolute and unconditional, to pay liquidated damages, accrued dividends and accrued interest, as applicable, on the shares of Series E-1 Preferred Stock at the time, place, and rate, and in the coin or currency, herein prescribed.

(c) Lost or Mutilated Series E-1 Preferred Stock Certificate. If a Holder’s Series E-1 Preferred Stock certificate shall be mutilated, lost, stolen or destroyed, the Corporation shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated certificate, or in lieu of or in substitution for a lost, stolen or destroyed certificate, a new certificate for the shares of Series E-1 Preferred Stock so mutilated, lost, stolen or destroyed, but only upon receipt of evidence of such loss, theft or destruction of such certificate, and of the ownership hereof reasonably satisfactory to the Corporation.

(d) Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Certificate of Designation shall be governed by and construed and enforced in accordance with the internal laws of the Commonwealth of Massachusetts, without regard to the principles of conflict of laws thereof.

(e) Waiver. Any waiver by the Corporation or a Holder of a breach of any provision of this Certificate of Designation shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Certificate of Designation or a waiver by any other Holders. The failure of the Corporation or a Holder to insist upon strict adherence to any term of this Certificate of Designation on one or more occasions shall not be considered a waiver or deprive that party (or any other Holder) of the right thereafter to insist upon strict adherence to that term or any other term of this Certificate of Designation. Any waiver by the Corporation or a Holder must be in writing.

(f) Severability. If any provision of this Certificate of Designation is invalid, illegal or unenforceable, the balance of this Certificate of Designation shall remain in effect, and if any provision is inapplicable to any Person or circumstance, it shall nevertheless remain applicable to all other Persons and circumstances. If it shall be found that any interest or other amount deemed interest due hereunder violates the applicable law governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum rate of interest permitted under applicable law.

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(g) Next Business Day. Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment or other obligation shall be made or performed on the next succeeding Business Day.

(h) Headings. The headings contained herein are for convenience only, do not constitute a part of this Certificate of Designation and shall not be deemed to limit or affect any of the provisions hereof.

(i) Status of Converted or Redeemed Series E-1 Preferred Stock. Shares of Series E-1 Preferred Stock may only be issued pursuant to the Securities Purchase Agreement. If any shares of Series E-1 Preferred Stock shall be converted, redeemed or reacquired by the Corporation, such shares shall resume the status of authorized but unissued shares of Preferred Stock and shall no longer be designated as Series E-1 10% Convertible Preferred Stock.”

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IN WITNESS WHEREOF, the undersigned has executed this Certificate of Designations, Preferences and Rights this      day of                      , 2009.

GTC BIOTHERAPEUTICS, INC.

By:
Name:
Title:

17

ANNEX A

NOTICE OF CONVERSION

(TO BE EXECUTED BY THE REGISTERED HOLDER IN ORDER TO CONVERT SHARES

OF SERIES E-1 PREFERRED STOCK)

The undersigned hereby elects to convert the number of shares of Series E-1 10% Convertible Preferred Stock indicated below into shares of common stock, par value $0.01 per share (the “Common Stock”), of GTC Biotherapeutics, Inc., a Massachusetts corporation (the “Corporation”), according to the conditions hereof, as of the date written below. If shares of Common Stock are to be issued in the name of a Person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as may be required by the Corporation in accordance with the Securities Purchase Agreement. No fee will be charged to the Holders for any conversion, except for any such transfer taxes.

Conversion calculations:

Date to Effect Conversion:

Number of shares of Series E-1 Preferred Stock owned prior to Conversion:

Number of shares of Series E-1 Preferred Stock to be Converted:

Stated Value of shares of Series E-1 Preferred Stock to be Converted:

Number of shares of Common Stock to be Issued:

Applicable Conversion Price:

Number of shares of Series E-1 Preferred Stock owned subsequent to Conversion:

Make-Whole Payment in respect of the shares of Series E-1 Preferred Stock to be Converted:

[HOLDER]

By:
Name:
Title:

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Exhibit B

Form of Certificate of Designations for Series E-2 Preferred Stock

CERTIFICATE OF DESIGNATIONS, PREFERENCES AND RIGHTS

OF

SERIES E-2 10% CONVERTIBLE PREFERRED STOCK

OF

GTC BIOTHERAPEUTICS, INC.

GTC Biotherapeutics, Inc., a corporation organized and existing under the laws of the Commonwealth of Massachusetts (the “Corporation”), hereby certifies that, pursuant to authority vested in the Board of Directors of the Corporation by Article 4.1 of the Restated Articles of Organization of the Corporation, the following resolutions were adopted on June 18, 2009 by the Board of Directors of the Company pursuant to Section 10.05 of the Massachusetts Business Corporations Act.

“RESOLVED that, pursuant to authority vested in the Board of Directors of the Corporation by Article 4.1 of the Company’s Restated Articles of Organization, out of the total authorized number of 5,000,000 shares of preferred stock, par value $0.01 per share (the “Preferred Stock”), there shall be designated a series of preferred shares which shall be issued in and constitute a single series to be known as “Series E-2 10% Convertible Preferred Stock” (hereinafter called the “Series E-2 Preferred Stock”). The shares of Series E-2 Preferred Stock having the voting powers, designations, preferences and other special rights, and qualifications, limitations and restrictions thereof set forth below:

Section 1. Definitions.

Capitalized terms used and not otherwise defined herein that are defined in the Securities Purchase Agreement shall have the meanings given such terms in the Securities Purchase Agreement. For the purposes hereof, the following terms shall have the following meanings:

“Alternate Consideration” shall have the meaning set forth in Section 7(e).

“Bankruptcy Event” means any of the following events: (a) the Corporation or any Significant Subsidiary (as such term is defined in Rule 1-02(w) of Regulation S-X) thereof commences a case or other proceeding under any bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction relating to the Corporation or any Significant Subsidiary thereof; (b) there is commenced against the Corporation or any Significant Subsidiary thereof any such case or proceeding that is not dismissed within 60 days after commencement; (c) the Corporation or any Significant Subsidiary thereof is adjudicated insolvent or bankrupt or any order of relief or other order approving any such case or proceeding is entered; (d) the Corporation or any Significant Subsidiary thereof suffers any appointment of any custodian or the like for it or any substantial part of its property that is not discharged or stayed within 60 calendar days after such appointment; (e) the Corporation or any Significant Subsidiary thereof makes a general assignment for the benefit of creditors; (f) the Corporation or any Significant Subsidiary thereof calls a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts; or (g) the Corporation or any Significant Subsidiary thereof, by any act or failure to act, expressly indicates its consent to, approval of or acquiescence in any of the foregoing or takes any corporate or other action for the purpose of effecting any of the foregoing.

“Business Day” means any day except a Saturday, Sunday, any day which shall be a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Buy-In” shall have the meaning set forth in Section 6(e)(iii).

“Change of Control Transaction” means the occurrence after the date hereof of any of (i) an acquisition by an individual, legal entity or “group” (as described in Rule 13d-5(b)(1) promulgated under the Exchange Act) other than LFB of effective control (whether through legal or beneficial ownership of capital stock of the Corporation, by contract or otherwise) of in excess of 33% of the voting securities of the Corporation (other than by means of conversion of Series E-1 Preferred Stock or Series E-2 Preferred Stock), or (ii) the Corporation merges into or consolidates with any other Person, or any Person merges into or consolidates with the Corporation and, after giving effect to such transaction, the shareholders of the Corporation immediately prior to such transaction own less than 66% of the aggregate voting power of the Corporation or the successor entity of such transaction, or (iii) the Corporation sells or transfers all or substantially all of its assets to another Person and the shareholders of the Corporation immediately prior to such transaction own less than 66% of the aggregate voting power of the acquiring entity immediately after the transaction, or (iv) a replacement at one time or within a one year period of more than one-half of the members of the Corporation’s board of directors which is not approved by a majority of those individuals who are members of the board of directors on the date hereof (or by those individuals who are serving as members of the board of directors on any date whose nomination to the board of directors was approved by a majority of the members of the board of directors who are members on the date hereof), unless such replacement results from the exercise by LFB of contractual rights to designate representatives to the Corporation’s board of directors, or (v) the execution by the Corporation of an agreement to which the Corporation is a party or by which it is bound, providing for any of the events set forth in clauses (i) through (iv) herein.

“Commission” means the Securities and Exchange Commission.

“Common Stock” means the Corporation’s common stock, par value $0.01 per share, and stock of any other class of securities into which such securities may hereafter be reclassified or changed into.

“Common Stock Equivalents” means any securities of the Corporation or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock; provided, however, that Common Stock Equivalents shall not include any debt securities of the Corporation, unless such debt securities are convertible into Common Stock or Common Stock Equivalents.

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“Conversion Amount” means the sum of the Stated Value at issue.

“Conversion Date” shall have the meaning set forth in Section 6(a).

“Conversion Price” shall have the meaning set forth in Section 6(b).

“Conversion Shares” means, collectively, the shares of Common Stock issuable upon conversion of the shares of Series E-2 Preferred Stock in accordance with the terms hereof.

“Dividend Payment Date” shall have the meaning set forth in Section 3(a).

“Escrow Agreement” shall have the meaning set forth in the Securities Purchase Agreement.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Five Year Redemption” shall have the meaning set forth in Section 8.

“Five Year Redemption Amount” means the sum of (i) 100% of the aggregate Stated Value then outstanding, (ii) accrued but unpaid dividends, and (iii) all liquidated damages and other amounts due in respect of the Series E-2 Preferred Stock.

“Fundamental Transaction” shall have the meaning set forth in Section 7(e).

“Holder” shall have the meaning given such term in Section 2.

“Junior Securities” means the Common Stock and all other Common Stock Equivalents of the Corporation other than the Series E-1 Preferred Stock, and those securities which are explicitly senior or pari passu to the Series E-2 Preferred Stock in dividend rights or liquidation preference.

“LFB” means LFB Biotechnologies S.A.S. and its stockholder, Laboratoire Francais du Fractionnement et des Biotechnologies and their respective direct and indirect subsidiaries.

“Liquidation” shall have the meaning set forth in Section 5.

“Make-Whole Payment” shall have the meaning set forth in Section 11.

“Notice of Conversion” shall have the meaning set forth in Section 6(a).

“Original Issue Date” means the relevant Closing Date at which such shares of Series E-2 Preferred Stock are initially issued, regardless of the number of transfers of any particular shares of Series E-2 Preferred Stock and regardless of the number of certificates which may be issued to evidence such Series E-2 Preferred Stock, and which shall not be earlier than the First Closing Date.

“Preferred Transaction Documents” shall have the meaning set forth in the Securities Purchase Agreement.

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“Redemption Date” shall have the meaning set forth in Section 8.

“Redemption Notice” shall have the meaning set forth in Section 8.

“Registration Statement” shall have the meaning set forth in the Securities Purchase Agreement.

“Securities Purchase Agreement” means the Securities Purchase Agreement, dated as of June 18, 2009, to which the Corporation and the original Holder signatory thereto are parties, as amended, modified or supplemented from time to time in accordance with its terms.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Security Agreement” shall have the meaning set forth in the Securities Purchase Agreement.

“Series E-1 Preferred Stock” means the shares of Series E-1 10% Convertible Preferred Stock, whose characteristics are set forth in the Certificate of Designations, Preferences and Rights of Series E-1 10% Convertible Preferred Stock filed on the date hereof.

“Series E-2 Preferred Stock” shall have the meaning set forth in Section 2.

“Share Delivery Date” shall have the meaning set forth in Section 6(d).

“Shareholder Approval Date” shall have the meaning set forth in the Securities Purchase Agreement.

“Stated Value” shall have the meaning set forth in Section 2.

“Subsidiary” shall have the meaning set forth in the Securities Purchase Agreement.

“Trading Day” means a day on which the principal Trading Market is open for business.

“Trading Market” means the following exchanges on which the Common Stock is listed for trading on the date in question: the OTC Bulletin Board, the US Alternext LLC, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market and the New York Stock Exchange.

“Triggering Event” shall have the meaning set forth in Section 9(a).

“Triggering Redemption Amount” means, for each share of Series E-2 Preferred Stock, the sum of (i) the Stated Value, (ii) all accrued but unpaid dividends thereon, and (iii) all liquidated damages and other costs, expenses or amounts due in respect of the Series E-2 Preferred Stock.

“Triggering Redemption Payment Date” shall have the meaning set forth in Section 9(b).

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“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market other than the OTC Bulletin Board, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on such Trading Market on which the Common Stock is then listed or quoted for trading as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)); (b) if the Common Stock is then listed on the OTC Bulletin Board, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the OTC Bulletin Board; (c) if the Common Stock is not then quoted for trading on the OTC Bulletin Board and if prices for the Common Stock are then reported in the “Pink Sheets” published by Pink Sheets, LLC (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported; or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Holders and reasonably acceptable to the Corporation, the fees and expenses of which shall be paid by the Corporation.

Section 2. Designation, Amount, Par Value and Rank. The series of Preferred Stock shall be designated as its Series E-2 10% Convertible Preferred Stock (the “Series E-2 Preferred Stock”) and the number of shares so designated shall be 20,250 (which shall not be subject to increase without the written consent of all of the holders of the Series E-2 Preferred Stock (each, a “Holder” and collectively, the “Holders”)). Each share of Series E-2 Preferred Stock shall have a par value of $0.01 per share and a stated value equal to $1,000 (the “Stated Value”). The Series E-2 Preferred Stock shall rank pari passu with the Series E-1 Preferred Stock and senior to all other outstanding series of Preferred Stock with respect to the right to receive dividends, to receive the liquidation preference upon Liquidation or upon redemption of the Series E-2 Preferred Stock at the option of the Holder, such that no amounts shall be payable in respect of Junior Stock unless all amounts in respect of any such event (dividend, liquidation or optional redemption) have been paid in full in respect of the Series E-2 Preferred Stock.

Section 3. Dividends.

(a) Dividends. Holders shall be entitled to receive, and the Corporation shall pay, cumulative dividends at the rate per share (as a percentage of the initial Stated Value) of 10% per annum, payable semiannually on January 1 and July 1, beginning on January 1, 2010, on each Conversion Date (with respect only to shares of Series E-2 Preferred Stock being converted) and on the Redemption Date (each such date, a “Dividend Payment Date”) (if any Dividend Payment Date is not a Trading Day, the applicable payment shall be due on the next succeeding Trading Day) in cash. Dividends on the Series E-2 Preferred Stock shall be calculated on the basis of a 360-day year, consisting of twelve 30-day periods, shall accrue daily commencing on the Original Issue Date, and shall be deemed to accrue from such Original Issue Date whether or not earned or declared and whether or not there are profits, surplus or other funds of the Corporation legally available for the payment of dividends. Any dividends that are not paid within three Trading Days following a Dividend Payment Date shall continue to accrue and shall entail a late fee, payable in cash, at the rate of 18% per annum or the lesser rate permitted by applicable law (such late fee shall accrue daily from the Dividend Payment Date through and including the date of payment).

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(b) Payments in Respect of Junior Stock. So long as any Series E-2 Preferred Stock shall remain outstanding, neither the Corporation nor any Subsidiary thereof shall redeem, purchase or otherwise acquire directly or indirectly any Junior Securities except as expressly permitted by Section 10(b). So long as any Series E-2 Preferred Stock shall remain outstanding, neither the Corporation nor any Subsidiary thereof shall directly or indirectly pay or declare any dividend or make any distribution upon (other than a dividend or distribution described in Section 6 or dividends due and paid in the ordinary course on senior preferred stock of the Corporation), nor shall any distribution be made in respect of, any Junior Securities as long as any dividends due on the Series E-2 Preferred Stock remain unpaid, nor shall any monies be set aside for or applied to the purchase or redemption (through a sinking fund or otherwise) of any Junior Securities or shares pari passu with the Series E-2 Preferred Stock.

Section 4. Voting Rights.

The Series E-2 Preferred Stock shall have no voting rights, except as required by applicable law. Notwithstanding the preceding sentence, as long as any shares of Series E-2 Preferred Stock are outstanding, the Corporation shall not, whether by merger or otherwise, without the affirmative vote of the Holders of a majority of the then outstanding shares of the Series E-2 Preferred Stock, (a) alter or change adversely the powers, preferences or rights given to the Series E-2 Preferred Stock, (b) authorize or create any class of stock ranking as to dividends, redemption or distribution of assets upon a Liquidation senior to or otherwise pari passu with the Series E-2 Preferred Stock; provided, however, that this clause (b) shall not apply to the authorization or creation of the Series E-1 Preferred Stock, (c) amend its Restated Articles of Organization or other charter documents in any manner that adversely affects any rights of the Holders, (d) increase the number of authorized shares of Series E-2 Preferred Stock, (e) take any actions prohibited by Section 6, 9(f), 11(b) and 11(d) of the Securities Purchase Agreement, or (f) enter into any agreement with respect to any of the foregoing.

Section 5. Liquidation. Upon any liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary (a “Liquidation”), the Holders shall be entitled to receive out of the assets, whether capital or surplus, of the Corporation an amount equal to the sum of (i) the Stated Value, and (ii) any accrued and unpaid dividends thereon and any other fees or liquidated damages owing thereon, which amount shall be paid before any distribution or payment shall be made to the holders of any Junior Securities, and if the assets of the Corporation shall be insufficient to pay in full such amounts, then the entire assets to be distributed to the Holders shall be ratably distributed among the Holders (on a pari passu basis with the holders of the Series E-1 Preferred Stock) in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full. A Fundamental Transaction or Change of Control Transaction shall not be deemed a Liquidation. The Corporation shall mail written notice of any such Liquidation, not less than 45 days prior to the payment date stated therein, to each Holder.

Section 6. Conversion and Exchange Rights.

(a) Conversions at Option of Holder. Each share of Series E-2 Preferred Stock shall be convertible, at any time and from time to time at the option of the Holder thereof, into that number of shares of Common Stock determined by dividing the Stated Value of such share of

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Series E-2 Preferred Stock by the Conversion Price. Holders shall effect conversions by providing the Corporation with the form of conversion notice attached hereto as Annex A (a “Notice of Conversion”). Each Notice of Conversion shall specify the number of shares of Series E-2 Preferred Stock to be converted, the number of shares of Series E-2 Preferred Stock owned prior to the conversion at issue, the number of shares of Series E-2 Preferred Stock owned subsequent to the conversion at issue, the Make-Whole Payment in respect of the shares of Series E-2 Preferred Stock to be converted, and the date on which such conversion is to be effected, which date may not be prior to the date the applicable Holder delivers by facsimile such Notice of Conversion to the Corporation (such date, the “Conversion Date”). If no Conversion Date is specified in a Notice of Conversion, the Conversion Date shall be the date that such Notice of Conversion to the Corporation is deemed delivered hereunder. The calculations and entries set forth in the Notice of Conversion shall control in the absence of manifest or mathematical error. To effect conversions of shares of Series E-2 Preferred Stock, a Holder shall be required to surrender the certificate(s) representing such shares of Series E-2 Preferred Stock to the Corporation. Shares of Series E-2 Preferred Stock converted into Common Stock or redeemed in accordance with the terms hereof shall be canceled and shall not be reissued. Upon any conversion of shares of Series E-2 Preferred Stock with a Conversion Date on or prior to the first anniversary of the Original Issue Date of such shares of Series E-2 Preferred Stock, the Company shall pay or cause to be paid to the Holder converting such shares the Make-Whole Payment, if any, in respect of the shares converted in accordance with Section 11.

(b) Conversion Price. The conversion price for the Series E-2 Preferred Stock shall equal the lesser of (i) $2.63 or (ii) the VWAP of the Common Stock on the Shareholder Approval Date, subject to adjustment as provided herein (the “Conversion Price”).

(c) Reserved.

(d) Mechanics of Conversion.

i. Delivery of Certificate Upon Conversion. Not later than three Trading Days after each Conversion Date (the “Share Delivery Date”), the Corporation shall deliver, or cause to be delivered, to the converting Holder a certificate or certificates representing the number of shares of Common Stock being acquired upon the conversion of shares of Series E-2 Preferred Stock. If, in the case of any Notice of Conversion, such certificate or certificates are not delivered to or as directed by the applicable Holder by the seventh Trading Day after the Conversion Date, the applicable Holder shall be entitled to elect to rescind such Conversion Notice by written notice to the Corporation at any time on or before its receipt of such certificate or certificates, in which event the Corporation shall promptly return to such Holder any original Series E-2 Preferred Stock certificate delivered to the Corporation and such Holder shall promptly return any Common Stock certificates representing the shares of Series E-2 Preferred Stock tendered for conversion to the Corporation.

ii. Obligation Absolute; Partial Liquidated Damages. The Corporation’s obligation to issue and deliver the Conversion Shares upon conversion of Series E-2 Preferred Stock in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by a Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or

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any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by such Holder or any other Person of any obligation to the Corporation or any violation or alleged violation of law by such Holder or any other person, and irrespective of any other circumstance which might otherwise limit such obligation of the Corporation to such Holder in connection with the issuance of such Conversion Shares; provided, however, that such delivery shall not operate as a waiver by the Corporation of any such action that the Corporation may have against such Holder. In the event a Holder shall elect to convert any or all of the Stated Value of its Series E-2 Preferred Stock, the Corporation may not refuse conversion based on any claim that such Holder or any one associated or affiliated with such Holder has been engaged in any violation of law, agreement or for any other reason, unless an injunction from a court, on notice to Holder, restraining and/or enjoining conversion of all or part of the Series E-2 Preferred Stock of such Holder shall have been sought and obtained. In the absence of such injunction, the Corporation shall issue Conversion Shares upon a properly noticed conversion. If the Corporation fails to deliver to a Holder such certificate or certificates pursuant to Section 6(d)(i) on the second Trading Day after the Share Delivery Date applicable to such conversion, the Corporation shall pay to such Holder, in cash, as liquidated damages and not as a penalty, for each $10,000 of Stated Value of Series E-2 Preferred Stock being converted, $10 per Trading Day for each Trading Day after such second Trading Day after the Share Delivery Date until such certificates are delivered. Nothing herein shall limit a Holder’s right to pursue actual damages or declare a Triggering Event pursuant to Section 9 for the Corporation’s failure to deliver Conversion Shares within the period specified herein and such Holder shall have the right to pursue all remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief. The exercise of any such rights shall not prohibit a Holder from seeking to enforce damages pursuant to any other Section hereof or under applicable law.

iii. Compensation for Buy-In on Failure to Timely Deliver Certificates Upon Conversion. If the Corporation fails to deliver to a Holder the applicable certificate or certificates by the second Trading Day following the Share Delivery Date pursuant to Section 6(d)(i), and if after such date such Holder is required by its brokerage firm to purchase (in an open market transaction or otherwise), or the Holder’s brokerage firm purchases, shares of Common Stock to deliver in satisfaction of a sale by such Holder of the Conversion Shares which such Holder was entitled to receive upon the conversion relating to such Share Delivery Date (a “Buy-In”), then the Corporation shall (A) pay in cash to such Holder (in addition to any other remedies available to or elected by such Holder) the amount by which (x) such Holder’s total purchase price (including any brokerage commissions) for the shares of Common Stock so purchased exceeds (y) the product of (1) the aggregate number of shares of Common Stock that such Holder was entitled to receive from the conversion at issue multiplied by (2) the actual sale price at which the sell order giving rise to such purchase obligation was executed (including any brokerage commissions) and (B) at the option of such Holder, either reissue (if surrendered) the shares of Series E-2 Preferred Stock equal to the number of shares of Series E-2 Preferred Stock submitted for conversion or deliver to such Holder the number of shares of Common Stock that would have been issued if the Corporation had timely complied with its delivery requirements under Section 6(e)(i). For example, if a Holder purchases shares of Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted conversion of shares of Series E-2 Preferred Stock with respect to which the actual sale price (including any brokerage commissions) giving rise to such purchase obligation was a total of $10,000 under clause (A) of

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the immediately preceding sentence, the Corporation shall be required to pay such Holder $1,000. The Holder shall provide the Corporation written notice indicating the amounts payable to such Holder in respect of the Buy-In and, upon request of the Corporation, evidence of the amount of such loss. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Corporation’s failure to timely deliver certificates representing shares of Common Stock upon conversion of the shares of Series E-2 Preferred Stock as required pursuant to the terms hereof.

iv. Reservation of Shares Issuable Upon Conversion. The Corporation covenants that it will at all times use reasonable best efforts to reserve and keep available out of its authorized and unissued shares of Common Stock for the sole purpose of issuance upon conversion of the Series E-2 Preferred Stock and payment of dividends on the Series E-2 Preferred Stock, each as herein provided, free from preemptive rights or any other actual contingent purchase rights of Persons other than the Holders of the Series E-2 Preferred Stock, not less than such aggregate number of shares of the Common Stock as shall (subject to the terms and conditions in the Securities Purchase Agreement) be issuable (taking into account the adjustments and restrictions of Section 7) upon the conversion of all outstanding shares of Series E-2 Preferred Stock and payment of dividends hereunder. The Corporation covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly authorized, validly issued, fully paid and nonassessable and, if a Registration Statement relating to the Conversion Shares is then effective under the Securities Act, shall be registered for public sale in accordance with such Registration Statement.

v. Fractional Shares. Upon a conversion hereunder, the Corporation shall not be required to issue stock certificates representing fractions of shares of Common Stock, but shall if otherwise permitted, make a cash payment in respect of any final fraction of a share based on the VWAP at such time.

vi. Transfer Taxes. The issuance of certificates for shares of the Common Stock on conversion of this Series E-2 Preferred Stock shall be made without charge to any Holder for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificates, provided that the Corporation shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the Holders of such shares of Series E-2 Preferred Stock so converted and the Corporation shall not be required to issue or deliver such certificates unless or until the Person or Persons requesting the issuance thereof shall have paid to the Corporation the amount of such tax or shall have established to the satisfaction of the Corporation that such tax has been paid.

Section 7. Certain Adjustments.

(a) Stock Dividends and Stock Splits. If the Corporation, at any time while this Series E-2 Preferred Stock is outstanding: (A) pays a stock dividend or otherwise makes a distribution or distributions payable in shares of Common Stock on shares of Common Stock or any other Common Stock Equivalents (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Corporation upon conversion of, or payment of a dividend on, this

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Series E-2 Preferred Stock or the Series E-1 Preferred Stock (so long as a similar dividend is paid on this Series E-2 Preferred Stock)); (B) subdivides outstanding shares of Common Stock into a larger number of shares; (C) combines (including by way of a reverse stock split) outstanding shares of Common Stock into a smaller number of shares; or (D) issues, in the event of a reclassification of shares of the Common Stock, any shares of capital stock of the Corporation, then the Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding any treasury shares of the Corporation) outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment made pursuant to this Section 7(a) shall become effective immediately after the record date for the determination of shareholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

(b) [RESERVED].

(c) Subsequent Rights Offerings. If the Corporation, at any time while this Series E-2 Preferred Stock is outstanding, shall issue rights, options or warrants to all holders of Common Stock (and not to Holders) entitling them to subscribe for or purchase shares of Common Stock at a price per share that is lower than the VWAP on the record date referenced below, then the Conversion Price shall be multiplied by a fraction of which the denominator shall be the number of shares of the Common Stock outstanding on the date of issuance of such rights or warrants plus the number of additional shares of Common Stock offered for subscription or purchase, and of which the numerator shall be the number of shares of the Common Stock outstanding on the date of issuance of such rights or warrants plus the number of shares which the aggregate offering price of the total number of shares so offered (assuming delivery to the Corporation in full of all consideration payable upon exercise of such rights, options or warrants) would purchase at such VWAP. Such adjustment shall be made whenever such rights or warrants are issued, and shall become effective immediately after the record date for the determination of shareholders entitled to receive such rights, options or warrants.

(d) Pro Rata Distributions. If the Corporation, at any time while this Series E-2 Preferred Stock is outstanding, distributes to all holders of Common Stock (and not to Holders) evidences of its indebtedness or assets (including cash and cash dividends) or rights or warrants to subscribe for or purchase any security (other than Common Stock, which shall be subject to Section 7(c)), then in each such case the Conversion Price shall be adjusted by multiplying such Conversion Price in effect immediately prior to the record date fixed for determination of shareholders entitled to receive such distribution by a fraction of which the denominator shall be the VWAP determined as of the record date mentioned above, and of which the numerator shall be such VWAP on such record date less the then fair market value at such record date of the portion of such assets, evidence of indebtedness or rights or warrants so distributed applicable to one outstanding share of the Common Stock as determined by the Board of Directors of the Corporation in good faith. In either case the adjustments shall be described in a statement delivered to the Holders describing the portion of assets or evidences of indebtedness so distributed or such subscription rights applicable to one share of Common Stock. Such adjustment shall be made whenever any such distribution is made and shall become effective immediately after the record date mentioned above.

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(e) Fundamental Transaction. If, at any time while this Series E-2 Preferred Stock is outstanding, (A) the Corporation effects any merger or consolidation of the Corporation with or into another Person, (B) the Corporation effects any sale of all or substantially all of its assets in one transaction or a series of related transactions, (C) any tender offer or exchange offer (whether by the Corporation or another Person) is completed pursuant to which holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property, or (D) the Corporation effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (in any such case, a “Fundamental Transaction”), then, upon any subsequent conversion of this Series E-2 Preferred Stock, the Holders shall have the right to receive, for each Conversion Share that would have been issuable upon such conversion immediately prior to the occurrence of such Fundamental Transaction, the same kind and amount of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had converted the Series E-2 Preferred Stock immediately prior to such Fundamental Transaction (the “Alternate Consideration”). For purposes of any such conversion, the determination of the Conversion Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Corporation shall apportion the Conversion Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holders shall be given the same choice as to the Alternate Consideration it receives upon any conversion of this Series E-2 Preferred Stock following such Fundamental Transaction. To the extent necessary to effectuate the foregoing provisions, any successor to the Corporation or surviving entity in such Fundamental Transaction shall adopt articles of incorporation or an amendment to its articles of incorporation with the same terms and conditions and issue to the Holders new preferred stock consistent with the foregoing provisions and evidencing the Holders’ right to convert such preferred stock into Alternate Consideration. The terms of any agreement pursuant to which a Fundamental Transaction is effected shall include terms requiring any such successor or surviving entity to comply with the provisions of this Section 7(e) and insuring that this Series E-2 Preferred Stock (or any such replacement security) will be similarly adjusted upon any subsequent transaction analogous to a Fundamental Transaction.

(f) Calculations. All calculations under this Section 7 shall be made to the nearest cent or the nearest  1/100th of a share, as the case may be. For purposes of this Section 7, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding any treasury shares of the Corporation) issued and outstanding.

(g) Notice to the Holders.

i. Adjustment to Conversion Price. Whenever the Conversion Price is adjusted pursuant to any provision of this Section 7, the Corporation shall promptly mail to each Holder a notice setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

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ii. Notice to Allow Conversion by Holder. If (A) the Corporation shall declare a dividend (or any other distribution in whatever form) on the Common Stock, (B) the Corporation shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock, (C) the Corporation shall authorize the granting to all holders of the Common Stock of rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (D) the approval of any shareholders of the Corporation shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Corporation is a party, any sale or transfer of all or substantially all of the assets of the Corporation, of any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property or (E) the Corporation shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Corporation, then, in each case, the Corporation shall cause to be filed at each office or agency maintained for the purpose of conversion of this Series E-2 Preferred Stock, and shall cause to be delivered to each Holder at its last address as it shall appear upon the stock books of the Corporation, at least 20 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange, provided that the failure to deliver such notice or any defect therein or in the delivery thereof shall not affect the validity of the corporate action required to be specified in such notice. The Holder is entitled to convert the Stated Value of its Series E-2 Preferred Stock during the 20-day period commencing on the date of such notice through the effective date of the event triggering such notice.

Section 8. Five Year Redemption. On or after the fifth anniversary of the Original Issue Date of any shares Series E-2 Preferred Stock, the Company shall have the right to redeem all, but not less than all, and the Holder of such shares of Series E-2 Preferred Stock, upon written notice to the Corporation, shall have the right to cause the Corporation to redeem all, but not less than all, of such shares of Series E-2 Preferred Stock, for an amount in cash equal to the Five Year Redemption Amount (such redemption, the “Five Year Redemption”). The Corporation covenants and agrees that it will honor all Conversion Notices tendered pursuant to this Section 8. Any notice of redemption given by the Corporation or the Holder (a “Redemption Notice”) shall be in writing and shall specify the date on which such redemption shall take place (the “Redemption Date”), which shall not be less than three (3) Business Days nor more than five (5) Business Days from the date of such Redemption Notice. If any portion of the cash payment for a Five Year Redemption has not been paid by the Corporation on the Redemption Date, interest shall accrue thereon until such amount is paid in full at a rate equal to the lesser of 18% per annum or the maximum rate permitted by applicable law.

Section 9. Redemption Upon Triggering Events.

(a) “Triggering Event” means any one or more of the following events (whatever the reason and whether it shall be voluntary or involuntary or effected by operation of law or

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pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

i. the Corporation shall fail to deliver certificates representing Conversion Shares issuable upon a conversion hereunder that comply with the provisions hereof prior to the fifth Trading Day after such certificates are required to be delivered hereunder, or the Corporation shall provide written notice to any Holder, including by way of public announcement, at any time, of its intention not to comply with requests for conversion of any shares of Series E-2 Preferred Stock in accordance with the terms hereof;

ii. the Corporation shall fail (after written demand from the Holder) to have available a sufficient number of authorized and unreserved shares of Common Stock to issue to such Holder upon a conversion hereunder;

iii. unless specifically addressed elsewhere in this Certificate of Designation as a Triggering Event, the Corporation shall fail to observe or perform any other covenant or agreement contained in the Preferred Transaction Documents, written notice specifying such failure and requiring it to be remedied (and stating that such notice is a “Notice of Default”) shall have been delivered to the Corporation by the Holders of at least 67% of the shares of Series E-2 Preferred Stock then outstanding, and such failure shall not, if subject to the possibility of a cure by the Corporation, have been cured within 30 calendar days after the date on which such written notice was delivered;

iv. the Corporation shall be party to a Change of Control Transaction; or

v. there shall have occurred a Bankruptcy Event.

(b) Rights Upon Triggering Event. Upon the occurrence of a Triggering Event, each Holder shall (in addition to all other rights it may have hereunder or under applicable law) have the right, exercisable at the sole option of such Holder, to require the Corporation to redeem all of the Series E-2 Preferred Stock then held by such Holder for a redemption price equal to the Triggering Redemption Amount; provided, however, that if a Triggering Event arises from the failure to register the re-sale of certain shares of Conversion Shares, the Corporation (i) shall only be so required to redeem those shares of Series E-2 Preferred Stock whose underlying Conversion Shares’ re-sale the Corporation has failed to register, and (ii) shall have 45 calendar days to cure such Triggering Event after delivery of the Notice of Default. The Triggering Redemption Amount shall be due and payable within five Trading Days of the date on which the notice for the payment therefor is provided by a Holder (the “Triggering Redemption Payment Date”). If the Corporation fails to pay in full the Triggering Redemption Amount hereunder on the date such amount is due in accordance with this Section, the Corporation will pay interest thereon at a rate equal to the lesser of 18% per annum or the maximum rate permitted by applicable law, accruing daily from such date until the Triggering Redemption Amount, plus all such interest thereon, is paid in full. For purposes of this Section, a share of Series E-2 Preferred Stock is outstanding until such date as the applicable Holder has been paid the Triggering Redemption Amount in cash.

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Section 10. Negative Covenants. So long as any shares of Series E-2 Preferred Stock are outstanding, unless the holders of at least 67% of the then outstanding shares of Series E-2 Preferred Stock shall have otherwise given prior written consent, the Corporation shall not, and shall not permit any of its subsidiaries (whether or not a Subsidiary on the Original Issue Date) to, directly or indirectly:

(a) amend the Restated Articles of Organization, its bylaws or other charter documents so as to materially and adversely affect any rights of any Holder;

(b) repay, repurchase or offer to repay, repurchase or otherwise acquire any shares of its Common Stock, Common Stock Equivalents or Junior Securities, except for the Conversion Shares to the extent permitted or required under the Preferred Transaction Documents or as otherwise permitted by the Preferred Transaction Documents;

(c) subject to Section 3(b) hereof, pay cash dividends or distributions on Junior Securities of the Corporation;

(d) enter into, create, incur, assume, guarantee or suffer to exist any Indebtedness, except as allowed or consented to under the Security Agreement; or

(e) enter into any agreement or understanding with respect to any of the foregoing.

Section 11. Make-Whole Payment. Upon the conversion of any shares of Series E-2 Preferred Stock pursuant to Section 6 hereof and provided that the Conversion Date for such shares occurs on or prior to the first anniversary of the Original Issue Date of such shares, the Corporation shall pay or cause to be paid to the Holder of the Series E-2 Preferred Stock so converted cash with respect to the shares of Series E-2 Preferred Stock so converted in an amount equal to $500 per $1,000 Stated Value of the Series E-2 Preferred Stock, less the amount of any dividends paid in respect of the Series E-2 Preferred Stock before the relevant Conversion Date (the “Make-Whole Payment”). The Company shall pay or cause the Make-Whole Payment to be paid within five (5) Business Days of the applicable Conversion Date. If the Make-Whole Payment is not made when due, the Make-Whole Payment shall accrue interest at the rate of 18% per annum or the lesser rate permitted by applicable law (such interest shall accrue daily from the due date through and including the date of payment).

Section 12. Miscellaneous.

(a) Notices. Any and all notices or other communications or deliveries to be provided by the Holders hereunder including, without limitation, any Notice of Conversion, shall be in writing and delivered personally, by facsimile, or sent by a nationally recognized overnight courier service, addressed to the Corporation, at 175 Crossing Boulevard, Framingham, Massachusetts 01702, Attention: Chief Financial Officer, Facsimile: (508) 370-5353 with a copy (which shall not constitute notice) to Edwards Angell Palmer & Dodge LLP, 111 Huntington Avenue, Boston, Massachusetts, Attention: Nathaniel S. Gardiner, Facsimile: (617) 227-4420, or such other facsimile number or address as the Corporation may specify for such purposes by notice to the Holders delivered in accordance with this Section 11. Any and all notices or other communications or deliveries to be provided by the Corporation hereunder shall be in writing and delivered personally, by facsimile, or sent by a nationally recognized overnight

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courier service addressed to each Holder at the facsimile number or address of such Holder appearing on the books of the Corporation, or if no such facsimile number or address appears on the books of the Corporation, at the principal place of business of the Holders, with a copy (which shall not constitute notice) to Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., One Financial Center, Boston, Massachusetts 02111, Attention: Brian Keane, Facsimile: (617) 542-2241. Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section 11 prior to 5:30 p.m. (New York City time) on any date, (ii) the date immediately following the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section 11 between 5:30 p.m. and 11:59 p.m. (New York City time) on any date, (iii) the second Business Day following the date of mailing, if sent by nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given.

(b) Absolute Obligation. Except as expressly provided herein, no provision of this Certificate of Designation shall alter or impair the obligation of the Corporation, which is absolute and unconditional, to pay liquidated damages, accrued dividends and accrued interest, as applicable, on the shares of Series E-2 Preferred Stock at the time, place, and rate, and in the coin or currency, herein prescribed.

(c) Lost or Mutilated Series E-2 Preferred Stock Certificate. If a Holder’s Series E-2 Preferred Stock certificate shall be mutilated, lost, stolen or destroyed, the Corporation shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated certificate, or in lieu of or in substitution for a lost, stolen or destroyed certificate, a new certificate for the shares of Series E-2 Preferred Stock so mutilated, lost, stolen or destroyed, but only upon receipt of evidence of such loss, theft or destruction of such certificate, and of the ownership hereof reasonably satisfactory to the Corporation.

(d) Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Certificate of Designation shall be governed by and construed and enforced in accordance with the internal laws of the Commonwealth of Massachusetts, without regard to the principles of conflict of laws thereof.

(e) Waiver. Any waiver by the Corporation or a Holder of a breach of any provision of this Certificate of Designation shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Certificate of Designation or a waiver by any other Holders. The failure of the Corporation or a Holder to insist upon strict adherence to any term of this Certificate of Designation on one or more occasions shall not be considered a waiver or deprive that party (or any other Holder) of the right thereafter to insist upon strict adherence to that term or any other term of this Certificate of Designation. Any waiver by the Corporation or a Holder must be in writing.

(f) Severability. If any provision of this Certificate of Designation is invalid, illegal or unenforceable, the balance of this Certificate of Designation shall remain in effect, and if any provision is inapplicable to any Person or circumstance, it shall nevertheless remain applicable to all other Persons and circumstances. If it shall be found that any interest or other amount deemed

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interest due hereunder violates the applicable law governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum rate of interest permitted under applicable law.

(g) Next Business Day. Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment or other obligation shall be made or performed on the next succeeding Business Day.

(h) Headings. The headings contained herein are for convenience only, do not constitute a part of this Certificate of Designation and shall not be deemed to limit or affect any of the provisions hereof.

(i) Status of Converted or Redeemed Series E-2 Preferred Stock. Shares of Series E-2 Preferred Stock may only be issued pursuant to the Securities Purchase Agreement. If any shares of Series E-2 Preferred Stock shall be converted, redeemed or reacquired by the Corporation, such shares shall resume the status of authorized but unissued shares of Preferred Stock and shall no longer be designated as Series E-2 10% Convertible Preferred Stock.”

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IN WITNESS WHEREOF, the undersigned has executed this Certificate of Designations, Preferences and Rights this          day of                     , 2009.

GTC BIOTHERAPEUTICS, INC.

By:
Name:
Title:

17

ANNEX A

NOTICE OF CONVERSION

(TO BE EXECUTED BY THE REGISTERED HOLDER IN ORDER TO CONVERT SHARES

OF SERIES E-2 PREFERRED STOCK)

The undersigned hereby elects to convert the number of shares of Series E-2 10% Convertible Preferred Stock indicated below into shares of common stock, par value $0.01 per share (the “Common Stock”), of GTC Biotherapeutics, Inc., a Massachusetts corporation (the “Corporation”), according to the conditions hereof, as of the date written below. If shares of Common Stock are to be issued in the name of a Person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as may be required by the Corporation in accordance with the Securities Purchase Agreement. No fee will be charged to the Holders for any conversion, except for any such transfer taxes.

Conversion calculations:

Date to Effect Conversion:

Number of shares of Series E-2 Preferred Stock owned prior to Conversion:

Number of shares of Series E-2 Preferred Stock to be Converted:

Stated Value of shares of Series E-2 Preferred Stock to be Converted:

Number of shares of Common Stock to be Issued:

Applicable Conversion Price:

Number of shares of Series E-2 Preferred Stock owned subsequent to Conversion:

Make-Whole Payment in respect of the shares of Series E-2 Preferred Stock to be Converted:

[HOLDER]

By:
Name:
Title:

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Exhibit C

Form of Escrow Agreement